SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GREIF, INC.

(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement)

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GREIF, INC.

425 Winter Road

Delaware, Ohio 43015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Greif, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Greif, Inc. (the “Company”) will be held at its principal executive offices, 425 Winter Road, Delaware, Ohio 43015, on March 1, 2016, at 10:00 A.M., Eastern Time, for the following purposes:

1.	To elect ten directors to serve for a one-year term;

2.	To consider and vote upon a proposal to amend certain material terms of the Company’s 2005 Outside Directors Equity Award Plan; and

3.	To transact such other business as may properly come before the meeting or any and all adjournments.

Only stockholders of record of the Class B Common Stock at the close of business on January 5, 2016, will be entitled to vote.

Whether or not you plan to attend this meeting, we hope that Class B stockholders will sign the enclosed proxy(s) and return them promptly in the enclosed envelope or vote by internet at www.proxyvote.com or by phone at +1 800 690 6903. If you are able to attend the meeting and wish to vote in person, at your request we will cancel your proxy.

/s/ Gary R. Martz
Gary R. Martz
Secretary

January 15, 2016

GREIF, INC.

425 Winter Road

Delaware, Ohio 43015

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 1, 2016

To the Stockholders of Greif, Inc.:

This Proxy Statement is being furnished to all stockholders of Greif, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Annual Meeting of Stockholders scheduled to be held on March 1, 2016, at 10:00 A.M., Eastern Time, at the Company’s principal executive offices, 425 Winter Road, Delaware, Ohio 43015. It is anticipated that this Proxy Statement and form of proxy will first be sent to the stockholders on or about January 15, 2016.

PROXIES AND VOTING

This Proxy Statement is being furnished to Class B stockholders of the Company, the only class of stockholders entitled to vote at the Annual Meeting of Stockholders, in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies that will be used at the Annual Meeting of Stockholders. Class A stockholders are not entitled to vote at the Annual Meeting of Stockholders. Therefore, this Proxy Statement is being furnished to Class A stockholders for informational purposes only, and no proxy is being solicited from them.

At the Annual Meeting of Stockholders, the Class B stockholders will vote upon the election of ten directors to serve for a one-year term and a proposal to amend certain material terms of the Company’s 2005 Outside Directors Equity Award Plan (the “2005 Plan”). The Class B stockholders will also vote upon such other business as may properly come before the meeting or any and all adjournments.

The ten nominees receiving the highest number of votes will be elected as directors. Class B stockholders do not have the right to cumulate their votes in the election of directors.

The vote required to amend the 2005 Plan is the favorable vote of a majority of the outstanding shares of the Class B Common Stock voting on this proposal; provided that the total vote cast on the proposal represents over 50 percent in interest of all shares of Class B Common Stock entitled to vote on the proposal.

Shares of Class B Common Stock represented by properly executed proxies will be voted at the Annual Meeting of Stockholders in accordance with the choices indicated on the proxy. Any proxy may be revoked at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A Class B stockholder’s presence at the Annual Meeting of Stockholders does not by itself revoke the proxy.

Abstentions will be considered as shares of Class B Common Stock present at the Annual Meeting of Stockholders for purposes of determining the presence of a quorum. Abstentions will not be counted in the votes cast for the election of directors and will not have a positive or negative effect on the outcome of that election. Abstentions will be counted as votes cast regarding the proposal to amend the 2005 Plan and will have the same effect as a vote against such proposal.

If your Class B Common Stock is held in street name, you will need to instruct your broker regarding how to vote your Class B Common Stock. Pursuant to the rules of the New York Stock Exchange, your broker does not have discretion to vote your Class B Common Stock without your instructions with respect to certain matters. If you do not provide your broker with voting instructions, your shares of Class B Common stock will not be considered present at the Annual Meeting of Stockholders for purposes of determining the presence of a quorum or for voting on such matters.

This Proxy Statement, the form of proxy and the Company’s Annual Report are available at www.proxyvote.com.

The close of business on January 5, 2016, has been fixed as the record date for the determination of Class B stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. On the record date, there were outstanding and entitled to vote 22,119,966 shares of Class B Common Stock. Each share of the Class B Common Stock is entitled to one vote in respect of the proposal or proposals to which such shares are entitled to vote.

Proposal No. 1 — Election of Directors

At the Annual Meeting of Stockholders, shares of the Class B Common Stock represented by the proxies, unless otherwise specified, will be voted to elect as directors for one-year terms Michael J. Gasser, Peter G. Watson, Vicki L. Avril, Bruce A. Edwards, Mark A. Emkes, John F. Finn, Daniel J. Gunsett, Judith D. Hook, John W. McNamara and Patrick J. Norton, the ten persons recommended by the Nominating and Corporate Governance Committee (the “Nominating Committee”), all of whom are currently directors of the Company. All ten members were identified and proposed as candidates for service on the Company’s Board based on their record of service and individual contributions to the overall mission and responsibilities of the Board. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. In the event that any nominee named above is unable to serve (which is not anticipated), the persons named in the proxy may vote it for another nominee of their choice.

Proxies cannot be voted at the Annual Meeting of Stockholders for a number of persons greater than the number of nominees named in this Proxy Statement.

Biographies of Director Nominees

Set forth below is the following information regarding each person nominated for election as a director: his or her name; age as of March 1, 2016 (the date for the 2016 Annual Meeting of Stockholders); the year in which he or she first became a director; his or her principal occupation and business experience during at least the past five years; all positions he or she holds with the Company, if any; the names of other publicly held corporations for which he or she serves, or has served within the past five years, as a director; other pertinent qualifications; and the experience, qualifications, attributes or skills that led to the Nominating Committee’s conclusion that he or she should be nominated to serve as a director.

MICHAEL J. GASSER, CHAIRMAN Age: 64 Director since 1991

Mr. Gasser has served as Chairman of the Board of Directors since 1994, including the period from November 2011 until November 2012 in which he served as Executive Chairman. Mr. Gasser served as Chief Executive Officer of the Company from 1994 until October 2011. Mr. Gasser serves as a trustee of The Ohio State University, a director of the Battelle Memorial Institute and a trustee of The James Foundation for The Ohio State University Comprehensive Cancer Center. Mr. Gasser has extensive experience in the Company’s manufacturing, management, accounting and financial operations, which make him uniquely qualified to serve as Chairman of the Board.

PETER G. WATSON Age: 58 Director since December 2015

Mr. Watson has been President and Chief Executive Officer since November 2015. From January 2014 until October 2015, he served as Chief Operating Officer. From September 2012 until December 2013, Mr. Watson served as Vice President and Group President, Paper Packaging, Global Sourcing and Supply Chain and Greif Business System. From May 2013 until May 2015, Mr. Watson also served as President of Soterra LLC, which operates the Company’s Land Management business segment. From January 2010 to September 2012, he served as Vice President and Division President, Paper Packaging & Services. Prior to January 2010, Mr. Watson served many roles in the Company’s Paper Packaging segment including President of CorrChoice (a division of the Company). He has been employed by the Company since 1999. Mr. Watson’s extensive experience in the Company’s Paper Packaging and Land Management business segments, his experience as the Company’s Chief Operating Officer as well as his extensive knowledge of the Company’s manufacturing and global sourcing and supply chain operations, gives him valuable insight in serving as a director of the Company.

VICKI L. AVRIL Age: 61 Director since 2004, Audit Committee Chair

From June 2008 until September 2013, Ms. Avril was Chief Executive Officer and President of TMK IPSCO, a manufacturer of steel and tubular products. She had been an executive officer of TMK IPSCO since 2004, including serving as its Chief Financial Officer. From 2001 until its sale in 2003, Ms. Avril was Senior Vice President and Chief Financial Officer of Wallace Computer Services, Inc., a print management company. She is also a director and member of the audit, compensation and governance and nominating committees of Global Brass and Copper Holdings, Inc. and a director of Commercial Metals Company. In nominating Ms. Avril, the Nominating Committee considered a number of factors including, but not limited to, her background, experience and judgment as a chief financial officer and chief executive officer of a major manufacturing company and her experience as a director of two publicly traded manufacturing companies. She also brings gender diversity to the Board

BRUCE A. EDWARDS Age: 60 Director since 2006

From March 2008 until October 2014, Mr. Edwards was on the Executive Management Board of Deutsche Post DHL, a global provider of mail and logistic services, with responsibility for running the supply chain operating unit of Deutsche Post DHL. From

March 2007 until February 2008, Mr. Edwards was Global Chief Executive Officer for DHL Supply Chain, a supply chain services division of a subsidiary of Deutsche Post DHL. Prior to that time, and for more than five years, he was Chief Executive Officer of Exel Americas, a supply chain services subsidiary of Deutsche Post DHL. Mr. Edwards also serves as a director and member of the nomination and compensation committees of Ashtead PLC, a UK listed global equipment rental company and as director and member of the audit, remuneration and nomination committees of Synergy Health plc. In nominating Mr. Edwards, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as an executive officer of a global supply chain services company and as a director of two publicly traded companies listed on the UK stock exchange.

MARK A. EMKES Age: 63 Director since 2008

From January 2011 until May 2013, Mr. Emkes served as Commissioner of Finance and Administration for the State of Tennessee. Previously, Mr. Emkes was Chairman and Chief Executive Officer of Bridgestone Americas, Inc. and Bridgestone Americas Holdings, Inc., a tire and rubber manufacturing company for more than five years prior to his retirement from that position in February 2010. He was also President of these companies from January 2009 until his retirement. Mr. Emkes also serves as director and a member of the audit and compensation committees of First Horizon National Corporation, a bank holding company which is the parent of First Tennessee Bank National Association. Mr. Emkes also serves as director and member of the compensation and director affairs/corporate governance committees of Clarcor, Inc., a diversified marketer and manufacturer of mobile, industrial and environmental filtration products. In addition, since August 2014, Mr. Emkes has served as director of Corrections Corporation of America, a provider of corrections management services to federal, state and local governments. In nominating Mr. Emkes, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as a senior state government official, as the chairman, chief executive officer and president of a major manufacturing company and as a director of three publicly traded companies listed on the NYSE.

JOHN F. FINN Age: 68 Director since 2007

For more than five years, Mr. Finn has been President and Chief Executive Officer of Gardner, Inc., a supply chain management company servicing industrial and consumer customers. Mr. Finn also serves as a trustee and member of the governance committee of J.P. Morgan Funds, a registered investment company. From January 1994 until November 2014, Mr. Finn served as a director and, most recently, as the presiding director and Chair of the nominating and governance committees of Cardinal Health, Inc., a healthcare services company. In nominating Mr. Finn, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as chief executive officer of a major distribution company and as a former presiding director of a Fortune 20 healthcare services company.

DANIEL J. GUNSETT Age: 67 Director since 1996, Compensation Committee Chair

For more than five years, Mr. Gunsett has been a partner with the law firm of Baker & Hostetler LLP and held the position of managing partner of the firm’s Columbus, Ohio office until December 2012. In nominating Mr. Gunsett, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as the managing partner of an office of a major national law firm.

JUDITH D. HOOK Age: 62 Director since 2003, Nominating and Corporate Governance Committee Chair

Ms. Hook has been an investor for more than five years. Ms. Hook is the aunt of John W. McNamara. Ms. Hook was nominated to serve on the Board for a number of reasons including, but not limited to, her unique knowledge and understanding of the Company’s business based on her life-long affiliation.

JOHN W. MCNAMARA Age: 51 Director since 2009

For more than five years, Mr. McNamara has been president and owner of Corporate Visions Limited, LLC, a provider of aviation management educational and training programs. Mr. McNamara is the nephew of Judith D. Hook. In nominating Mr. McNamara, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as owner and president of an aviation services company.

PATRICK J. NORTON Age: 65 Director since 2003

From May 2000 until his retirement in January 2003, Mr. Norton served as Executive Vice President and Chief Financial Officer of The Scotts Miracle-Gro Company, a consumer lawn and garden products company. For more than five years prior to January 2010, Mr. Norton served as a director of The Scotts Miracle-Gro Company. In nominating Mr. Norton, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as an executive officer and director of a publicly traded manufacturing company.

Board Recommendation

The Board of Directors recommends that the Class B Stockholders vote FOR the election of nominees above to the Board of Directors.

Proposal No. 2 — Modification of Certain Material Terms of the 2005 Outside Directors Equity Award Plan

The Board of Directors is asking our stockholders to approve an amendment to our 2005 Outside Directors Equity Award Plan, hereinafter referred to as the “2005 Plan.” The Board and our stockholders initially approved the Plan in 2005.

The amendment to the 2005 Plan subject to stockholder approval will:

•	increase the number of shares of Class A Common Stock authorized for issuance under the 2005 Plan by 200,000 shares;

•	extend the term of the 2005 Plan to March 7, 2025;

•	ratify the awards made to outside directors on March 3, 2015 following the 2015 annual meeting of stockholders; and

•

to add provisions that restrict the Compensation Committee from (a) decreasing the exercise or grant price of stock options or SARs previously issued pursuant to the 2005 Plan, and (b) purchasing stock options previously issued pursuant to the 2005 Plan at a price that exceeds the current fair market value per share, in each case without the approval of the holders of a majority of the shares of Class B Common Stock of the Company.

Purpose of the 2005 Plan

The purpose of the 2005 Plan is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining qualified Board members. The 2005 Plan does so by providing equity ownership opportunities to outside directors in order to encourage and enable them to participate in the Company’s future prosperity and growth and to better match their interests with those of stockholders. The 2005 Plan seeks to achieve its purpose by awarding Stock Options, Restricted Shares or SAR Units, or any combination thereof, to outside directors.

Key Features of the 2005 Plan

The 2005 Plan includes several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

•	No automatic share replenishment or “evergreen” provision. There is no evergreen feature pursuant to which the shares authorized for issuance under the 2005 Plan can be automatically replenished.

•

No discounted options or SARs. Stock options and stock appreciation rights (SARs) may not be granted with an exercise or grant price lower than the fair market value of the underlying shares on the date of grant.

•	No liberal change-in-control definition. Change in control benefits are triggered only by the occurrence, rather than stockholder approval, of a merger or other change in control event.

•	No excise tax gross-ups on change in control. The 2005 Plan does not provide for any excise tax gross-ups.

•	No employee director awards. Employee directors are not eligible for awards under the 2005 Plan.

•

No transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless the transfer is (1) to the participant’s parent(s), spouse, domestic or life partner, children, grandchildren, nieces, nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons, (2) made in a manner approved by the Compensation Committee and (3) for no consideration.

•

No repricing of options or SARs without stockholder approval. Provided that this Proposal No. 2 is approved, the 2005 Plan will prohibit the direct or indirect repricing of stock options or SARs without prior stockholder approval.

Background for the Requested Share Authorization

The Board of Directors is asking stockholders to approve the amendment of the 2005 Plan to authorize an additional 200,000 shares of Class A Common Stock for the 2005 Plan, thereby increasing the total number of shares reserved for issuance under the Plan from 200,000 (post-April 2007 stock split) to 400,000 shares.

In setting the proposed increase in the number of shares authorized for issuance under the Plan, the Compensation Committee and the Board of Directors considered a number of factors, including the shares available and total outstanding equity awards under the 2005 Plan and how long the shares available are expected to last and historical equity award granting practices.

Shares Available under the Plan. In setting the number of shares authorized for issuance under the Plan, the Compensation Committee and the Board of Directors considered the shares available and total outstanding equity awards under the 2005 Plan and how long the shares available are expected to last. Under the heading “Equity Compensation Plan Information” beginning on page 46, as required by the rules of the U.S. Securities and Exchange Commission (“SEC”), we provide information about shares of Class A Stock that may be issued under our equity compensation plans as of October 31, 2015, the end of fiscal 2015. That information remained the same as of the record date, January 5, 2016.

Out of the total of 200,000 shares of Class A Stock authorized for issuance under the 2005 Plan, 173,832 shares have been granted as of January 5, 2016. The Board of Directors believes additional shares will be needed under the Plan to provide appropriate incentives to outside directors.

Historical Equity Award Granting Practices. In setting the number of shares authorized for issuance under the Plan, the Compensation Committee and the Board of Directors considered the number of equity awards granted under the Plan in the past three fiscal years. The Company has not issued stock options under the 2005 Plan since 2006. In fiscal 2013, fiscal 2014 and fiscal 2015, the Company granted restricted stock awards representing a total of 15,831 shares, 22,059 shares and 25,560 shares, respectively.

Ratification of 2015 Awards. The amendment also ratifies the awards made to outside directors on March 3, 2015 following the annual meeting of stockholders.

Description of the 2005 Plan

The complete text of the 2005 Plan is attached to this proxy statement as Exhibit A. The following description of the 2005 Plan is a summary of certain provisions of the Plan as proposed to be amended, and is qualified in its entirety by reference to Exhibit A.

Administration. The 2005 Plan is administered by the Compensation Committee. Among other matters, the Compensation Committee is responsible for selecting outside directors to receive awards under the 2005 Plan (“Participants”); granting awards under the 2005 Plan; determining the number and type of awards to be granted and the terms and conditions of such awards; and interpreting the terms and provisions of the 2005 Plan, awards granted under the 2005 Plan, and agreements relating to such awards. The Compensation Committee has sole discretion with respect to the administration of the 2005 Plan, and its decisions are final and binding on all persons. The Compensation Committee has the authority to accelerate the time at which any award under the 2005 Plan shall be exercisable whenever such action is appropriate due to changes in applicable tax or other laws or other changes in circumstances occurring after the grant of the award.

Eligibility. Only outside directors of the Company are eligible to receive awards under the 2005 Plan. As of the date of this Proxy Statement, there were eight outside directors. No consideration is received by the Company or its subsidiaries for the granting of awards under the 2005 Plan, although the Compensation Committee, in its discretion, may require the payment of a purchase price in connection with the award of Restricted Shares.

Term of Plan. The 2005 Plan will continue until all shares available for issuance under the 2005 Plan have been issued and all restrictions on such shares have lapsed. No awards may be made under the 2005 Plan on or after the tenth anniversary of stockholder approval of the 2005 Plan as amended. Approval of this Proposal 2 will extend the term in which awards may be made under the 2005 Plan to March 1, 2026. The Board of Directors has the power to suspend, terminate, modify or amend the 2005 Plan at any time with certain restrictions.

Shares Subject to the 2005 Plan. Subject to adjustment as provided in the 2005 Plan as proposed to be amended, the aggregate number of shares of Class A Common Stock reserved and authorized for issuance pursuant to awards granted under the 2005 Plan will be increased by 200,000 shares (subject to proportionate adjustments made by the Compensation Committee as a result of changes in the capital structure of the Company). Shares of Class A Common Stock available for awards may consist of authorized but unissued shares, treasury shares, or previously issued shares re-acquired by the Company, including shares purchased on the open market. Assuming the approval of Proposal No. 2 of this Proxy Statement, 226,168 shares will be available for issuance under the 2005 Plan.

Types of Awards. The 2005 Plan provides for the following type of awards:

•

stock options to purchase shares of the Company’s Class A Common Stock, without par value (the “Class A Common Stock”), which options are not intended to qualify as incentive options under the Internal Revenue Code (“Stock Options”);

•	shares of Class A Common Stock which may be subject to transfer restrictions (“Restricted Shares”); and

•	stock appreciation rights (“SARs”).

The awards listed above may be granted alone or in combination with each other. Each award authorized by the Compensation Committee must be evidenced by a written agreement. Among other matters, the agreement must describe the award and state that the award is subject to all the terms and provisions of the 2005 Plan and any other terms and provisions, not inconsistent with the 2005 Plan, as the Compensation Committee may approve. The date on which the Compensation Committee approves the granting of an award is the date on which the award is granted for all purposes, unless the Compensation Committee otherwise specifies in its approval. The granting of an award under the 2005 Plan, however, is effective only if and when a written agreement is duly executed and delivered by or on behalf of the Company and the Participant.

Stock Option Awards. The following is a summary of the material terms and provisions of the 2005 Plan governing the award of Stock Options:

Exercise Price. The exercise or purchase price of each share of Class A Common Stock underlying a Stock Option is equal to the “fair market value” of one share of Class A Common Stock at the time the Stock Option is granted. Fair market value of a share of Class A Common Stock is determined by the last reported sale price of the Class A Common Stock on the New York Stock Exchange (“NYSE”) on the trading day preceding the grant date (or if there was no trading of Class A Common Stock on that day, then on the next preceding trading day on which there was trading in the Class A Common Stock).

Exercise of Stock Options. Stock Options are fully vested and exercisable on the date granted. However, shares of Class A Common Stock purchased upon exercise of a Stock Option may not be sold before at least six months have elapsed from the date the Stock Option was granted unless the Participant could otherwise dispose of such shares without incurring liability under Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).

Term. Stock Options are exercisable for ten years from the date of grant.

Transferability. In general, Stock Options are not transferable and are exercisable during a Participant’s lifetime only by the Participant or his or her legal representative. There are, however, exceptions to this general rule. Stock Options may be transferred upon a Participant’s death by will or the laws of descent and distribution. The Committee may also provide for the irrevocable transfer of any Stock Option to a Participant’s parents, spouse, domestic or life partner, children, grandchildren, nieces, nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons. In regard to all of the foregoing transfers, the Stock Option will be exercisable only by the transferee or his or her legal representative.

Termination of Stock Options. If a Participant ceases to be a director of the Company for any reason, then all Stock Options or any unexercised portion of such Stock Options which otherwise are exercisable by such Participant will terminate unless such Stock Options are exercised within six months after the date such Participant ceases to be a director (but in no event after expiration of the original term of any such Stock Option). However, if a Participant ceases to be a director by reason of such Participant’s death, then the six-month period shall instead be a one-year period.

Tax Consequences. In general, for federal income tax purposes under present law:

(a) The grant of a Stock Option, by itself, will not result in income to the optionee.

(b) Except as provided in (e) below, the exercise of a Stock Option (in whole or in part, according to its terms) will result in ordinary income to the optionee at that time in an amount equal to the excess (if any) of the fair market value of shares of Class A Common Stock on the date of exercise over the exercise price.

(c) Except as provided in (e) below, the optionee’s tax basis of shares of Class A Common Stock acquired upon the exercise of a Stock Option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, will be the fair market value of shares of Class A Common Stock on the date of exercise.

(d) No deduction will be allowable to the Company upon the grant of a Stock Option, but upon the exercise of a Stock Option, a deduction will be allowable to the Company in an amount equal to the amount of ordinary income realized by the optionee exercising such Stock Option if the Company issues a 1099 to the director in the amount of the income that is taxable on exercise.

(e) With respect to the exercise of a Stock Option and the payment of the exercise price by the delivery of shares of Class A Common Stock, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of shares received will be the same as the tax basis of shares surrendered, and the holding period of the optionee in shares received will include his or her holding period in shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess shares, the tax basis of such shares will be equal to the fair market value of such shares at the time of exercise, and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee.

Restricted Share Awards. The following is a summary of the material terms and provisions of the 2005 Plan governing the award of Restricted Shares.

Price. The Compensation Committee is responsible for determining the purchase price for Restricted Shares. The purchase price may be zero.

Restrictions on Transfer. While Restricted Shares are fully vested on the date awarded and are not subject to a risk of forfeiture after such date, the Compensation Committee may determine to restrict a Participant’s ability to sell, pledge, encumber, assign or otherwise transfer the Restricted

Shares during a period of time determined by the Compensation Committee (the “Restriction Period”). However, the Restriction Period may be zero days. In addition, the Compensation Committee has the authority to accelerate the time at which any or all of the transfer restrictions may lapse with respect to any Restricted Shares. Awards of Restricted Shares must be accepted by the Participant within 30 days (or the period specified by the Compensation Committee) after the grant date by executing a Restricted Share Agreement and paying the purchase price, if any, determined by the Compensation Committee. Participants will not have any rights with respect to the award of Restricted Shares until they have executed a Restricted Share Agreement, delivered a fully executed copy of it to the Company, and otherwise complied with the applicable terms and conditions of the award.

In addition to restrictions on transfer, if any, described above, Restricted Shares may not be sold before at least six months have elapsed from the date of the award of such Restricted Shares unless the Participant could otherwise dispose of such Restricted Shares without incurring liability under Section 16(b) of the Exchange Act.

Stock Issuances. Upon execution and delivery of the award agreement and receipt of payment of the purchase price, if any, for the Restricted Shares subject to such award agreement, the Company will issue the Restricted Shares to the Participant. Restricted Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company’s discretion, and will bear an appropriate legend with respect to the transfer restrictions, if any. Except for restrictions on transfer, on and after the issuance of Restricted Shares to a Participant, the Participant will have all of the rights of a stockholder of the Company with respect to such Restricted Shares, including the right to vote such Restricted Shares and the right to receive any dividends or other distributions with respect to such Restricted Shares. Upon the expiration of the Restriction Period, if any, unrestricted shares of Class A Common Stock will be issued to the Participant.

SAR Awards. The following is a summary of the material terms and provisions of the 2005 Plan governing the award of SARs:

Designation of SAR Units; Right to Payment. SARs granted under the 2005 Plan are designated as “SAR Units.” Upon the exercise of a SAR Unit, a Participant will have the right to receive cash from the Company, payable within 30 days, in an amount equal to the excess of (i) the fair market value of one share of Class A Common Stock at the time of exercise over (ii) the grant price of such SAR Unit. The grant price of a SAR Unit is determined by the Compensation Committee at the time of grant of the SAR Unit and is equal to the “fair market value” of one share of Class A Common Stock at the time the SAR Unit is granted. Fair market value of a share of Class A Common Stock is determined by the last reported sale price of the Class A Common Stock on the NYSE on the trading day preceding the grant date (or if there was no trading of Class A Common Stock on that day, then on the next preceding trading day on which there was trading in the Class A Common Stock).

Exercise of SAR Units. SAR Units are fully vested and exercisable on the date granted. However, SAR Units may not be exercised before at least six months has elapsed from the date the SAR Unit was granted unless the Participant could otherwise dispose of the SAR Units without incurring liability under Section 16(b) of the Exchange Act.

Term. SAR Units are exercisable for ten years from the date of grant.

Transferability of SAR Units. In general, SAR Units are not transferable and are exercisable during an Participant’s lifetime only by the Participant or his or her legal representative. There are, however, exceptions to this general rule. SAR Units may be transferred upon an Participant’s death by will or the laws of descent and distribution. The Committee may also provide for the irrevocable transfer of any SAR Unit to an Participant’s parents, spouse, domestic or life partner, children, grandchildren, nieces, nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons. In regard to all of the foregoing transfers, the SAR Unit will be exercisable only by the transferee or his or her legal representative.

Termination of SARs. If a Participant ceases to be a director of the Company for any reason, then all SAR Units or any unexercised portion of such SAR Units which otherwise are exercisable by such Participant will terminate unless such SAR Units are exercised within six months after the date such Participant ceases to be a director (but in no event after expiration of the original term of any such SAR Unit). However, if a Participant ceases to be a director by reason of such Participant’s death, then the six-month period shall instead be a one-year period.

No Rights as a Stockholder. SAR Units do not confer upon the Participant or the Participant’s transferee any rights of a stockholder of the Company, such as the right to vote or to receive any dividends or other distributions with respect to such SAR Units.

Repricing Prohibition. The amendment provides that, unless stockholder approval is obtained, no Stock Option or SAR right may be amended to reduce the exercise or grant price after the time such Stock Option is granted.

Stock Option Repurchasing Prohibition. The amendment provides that, unless stockholder approval is obtained, no Stock Option previously issued pursuant to the 2005 Plan may be purchased from Participants for a share price greater than the current fair market value per share.

Board Recommendation

The Board of Directors recommends that stockholders vote FOR approval of the proposed amendments of the 2005 Plan.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors is currently composed of nine independent directors and one director, Mr. Watson, who is not independent under the New York Stock Exchange (the “NYSE”) listing rules. Mr. Watson was elected by the Board on December 8, 2015 to fill the vacancy created by the resignation of David Fischer, who resigned as a director as of October  31, 2015.

Board Committees and Meetings

The Board’s current standing committees are an Executive Committee, a Compensation Committee, an Audit Committee, a Stock Repurchase Committee and a Nominating and Corporate Governance Committee (the “Nominating Committee”). The Board has adopted written charters for the Audit Committee, the Compensation Committee and the Nominating Committee. Copies of these charters are available on the Company’s website (http://www.greif.com). See “Corporate Governance — Availability of Corporate Governance Documents.”

The Executive Committee has the same authority, subject to certain limitations, as the Board during intervals between meetings of the Board. In practice, the Executive Committee acts in place of the full Board only when emergency issues or scheduling conflicts make it difficult or impracticable to assemble the full Board. All actions taken by the Executive Committee must be reported at the next Board meeting.

The Compensation Committee is responsible, among other matters, for discharging the Board’s responsibility relating to the compensation of executive officers and directors. This is accomplished by evaluating the compensation, fringe benefits and perquisites provided to the Company’s executive officers and adopting compensation policies applicable to the Company’s executive officers, including the specific relationship of corporate performance to executive compensation and the factors and criteria upon which the Company’s Chief Executive Officer’s and other executive officers’ compensation should be based.

The Audit Committee, is responsible, among other matters, for engaging and, when appropriate, replacing the Company’s independent auditors, reviewing with such auditors the scope and results of their audit, reviewing the Company’s accounting functions, operations and management, considering the adequacy and effectiveness of the internal accounting controls and internal auditing methods, policies and procedures of the Company and overseeing the Company’s enterprise risk management program. The Company’s Board of Directors has determined that the current chairperson of the Audit Committee, Ms. Vicki L. Avril, is an “audit committee financial expert” as that term is defined by applicable SEC regulations. No member of the Audit Committee may simultaneously serve on the audit committee of more than two other publicly traded companies.

The Stock Repurchase Committee is responsible for administering the Company’s stock repurchase program.

The Nominating Committee is responsible, among other matters, for recommending to the Board a slate of director nominees for election at each annual meeting of the Company’s stockholders and director nominees for election at any other stockholder meeting held for the election of one or more directors. The Board then acts on the Committee’s recommendations and is responsible for (1) recommending to stockholders a slate of director nominees for election at each annual meeting of the Company’s stockholders and director nominees for election at any other stockholder meeting held for the election of one or more directors and (2) nominating at such meetings those persons it has recommended as director nominees.

The table below provides information regarding the current membership of each Board committee and the number of meetings held during fiscal 2015:

Director Name(1)	Audit	Compensation	Nominating and Corporate Governance	Stock Repurchase	Executive
Vicki L. Avril	Chair
Bruce A. Edwards	X
Mark A. Emkes		X
John F. Finn	X
Michael J. Gasser				X	X
Daniel J. Gunsett		Chair	X	X	X
Judith D. Hook		X	Chair
John W. McNamara	X			X
Patrick J. Norton		X			X
Peter G. Watson
Meetings in Fiscal 2015	7	7	3	0	0

There were 7 meetings of the Board of Directors during fiscal 2015. During fiscal 2015, all directors attended at least 75 percent of the total number of meetings of the Board of Directors and committees on which he or she served. Under the Company’s Corporate Governance Guidelines, directors are expected to attend the Company’s annual meeting of stockholders. All of the director nominees attended the 2015 annual meeting of stockholders.

Board Leadership Structure

The Board is the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders, with the Company’s day-to-day business conducted and managed by the management of the Company under the direction of the Chief Executive Officer. The Board does not have a policy as to whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined. From 1994 until November 2011, the positions of Chairman and Chief Executive Officer were combined and held by Mr. Michael J. Gasser. Upon Mr. Gasser’s retirement as Chief Executive Officer in November 2011, the roles of Chairman and Chief Executive Officer were separated. Currently, our Board leadership structure is comprised of an independent Chairman of the Board who is a former executive officer (Mr. Gasser), eight additional independent directors and a director who is a current executive officer (Mr. Watson).

The Board believes this leadership structure is appropriate for the Company at this time. This structure permits Mr. Watson to primarily focus his time and attention on the business, while Mr. Gasser directs his attention on guiding the Board’s agenda in setting priorities for the Company to address the risks and challenges faced by the Company. Further, the Board believes that it is in the best interests of the stockholders for Mr. Gasser to serve as Chairman of the Board of the Company due to his extensive knowledge of the Company based on his 17 years of experience as Chief Executive Officer. While this structure has worked particularly well, it is not a permanent policy of the Board. It is the Board’s belief that no single organizational model is best or most effective in all circumstances. Therefore, although the Board has determined that the current structure works best for the Company at this time, the Board may implement another structure if deemed to be appropriate in the future.

The Company has adopted various policies to provide for a strong and independent Board, including the following.

•

The majority of the Board must be independent of management and have no material relationship with the Company, either directly or indirectly as a partner, stockholder or officer of an organization that has such a relationship with the Company and must meet the standards of independence under the applicable rules of the SEC and the listing standards of the NYSE.

•	Only independent directors are members of the Compensation, Audit and Nominating Committees.

•

Independent/non-management directors meet at least four times each year, and during at least one of those meetings, the non-management directors schedule an executive session that includes only independent directors.

In addition, the Board and the Nominating Committee have assembled a Board that consists of capable and experienced directors, many of whom are currently or have recently been leaders of companies, who are independent thinkers and have a wide range of expertise and skills. The Board currently does not have a lead director. However, because of its capable and experienced independent directors including its Chairman, and for the reasons described above, along with the above described policies which promote an open discussion among the independent directors, the Chairman of the Board and the Chief Executive Officer, the Board has determined that a lead director is not necessary at this time.

Director Independence

Pursuant to NYSE rules, in order for a director to qualify as “independent,” the Board of Directors must affirmatively determine that the director has no material relationship with the Company that would impair the director’s independence. The Board has adopted categorical standards to assist it in making its determination of director independence. These categorical standards are set forth on the Company’s website. See “— Availability of Corporate Governance Documents.”

After applying these categorical standards, the Board of Directors has determined that all directors and director nominees have no material relationship with the Company and, therefore, are independent, except for Mr. Watson. Mr. Watson is currently the President and CEO of the Company. The Board has determined that Mr. Gunsett is independent because legal fees paid to Baker & Hostetler LLP, where Mr. Gunsett is a partner, are not material to the Company or to that firm and that the nature of the relationship has been properly disclosed to the Board. The Company does not anticipate that legal fees paid to Baker & Hostetler LLP will be material in fiscal 2016. The Board has determined that

Mr. Gasser is independent because over three years have passed since he retired as an employee of the Company, which is consistent with the NYSE listing rules and the Company’s Independence Standards for Directors.

Board’s Role in Risk Management Oversight

While the Company’s management is responsible for day-to-day management of the various risks facing the Company, the Board of Directors takes an active role in the oversight of the management of critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes it is neither possible nor prudent to eliminate all risk. Purposeful and appropriate risk-taking is essential for the Company to be competitive and to achieve its strategic objectives.

The Company maintains a formal enterprise risk management program managed by the Enterprise Risk Committee, a committee established and appointed by, and comprised of, Company management. The enterprise risk management program is a Company-wide effort involving both the Board and management. Management’s role is to identify, mitigate, guide and review the efforts of the Company’s business units with respect to risk, consider whether various risks are acceptable, and approve plans to deal with critical business risks. The Board has designated the Audit Committee to oversee the process and improve or guide management’s decisions. Specifically, the Audit Committee:

•	Annually reviews the documented risk management process and recommends such changes as are deemed necessary to provide assurance that the Company has implemented an enterprise risk management process;

•	Evaluates significant risks identified by the Company;

•

Reviews risk philosophy, strategy, policies and processes; and consider reports on risk implementation and communication to help ensure enterprise risk management is a part of the Company’s culture; and

•

Reviews the Company’s risk assessment, both annual and periodic updates, considers the appropriateness thereof, and decides whether or not any risks should be added, deleted or modified, paying particular attention to the Company’s perceived appetite for risk.

The Company provides its feedback on business unit risks during periodic business reviews and strategic planning discussions. Every quarter, the business units identify key risks. That review process includes identifying risks that could prevent achievement of business goals or plans. Additionally, the Company’s internal audit department uses this information to determine whether its audit plans need to be adjusted. In addition to quarterly reviews of business risks in connection with the Company’s periodic disclosures, the Audit Committee reviews on an annual basis detailed reports that assess the strategic, operational, infrastructure and external risks facing the Company to be certain that the Company develops and maintains comprehensive risk management policies and procedures to assess, mitigate and monitor risks.

Although the Audit Committee oversees the Company’s risk management function and processes, particularly with respect to the overall business, the Audit Committee and other Board committees, consistent with their respective charters, assist the Board in fulfilling its responsibility by coordinating the review of certain other risks within its purview. In particular:

•

The Audit Committee considers risks related to the Company’s financial statements, the financial reporting and disclosure process, accounting and legal matters. Audit Committee responsibilities include overseeing the internal audit function, monitoring the integrity of our internal control processes and assessing management’s steps to manage and report such risk exposures.

•

The Compensation Committee oversees the Company’s compensation and benefit practices and assesses potential material risks that could result from the design and structure of the Company’s compensation programs.

•

The Nominating Committee is responsible for developing and proposing to the Board corporate governance guidelines and for recommending changes to enhance the Board’s performance and development. The Nominating Committee annually reviews and reassesses risk associated with corporate governance and Board performance and recommends to the Board any changes it deems necessary to the corporate governance guidelines or the Board composition and committee structure to address these risks.

Communications with the Board

The Board believes it is important for stockholders to have a process to send communications to the Board. Accordingly, any stockholder or other interested party who desires to make his or her concerns known to the non-management directors or to the entire Board may do so by communicating with the chairperson of the Audit Committee by e-mail to audit.committee@greif.com or in writing to Audit Committee Chairperson, Greif, Inc., 425 Winter Road, Delaware, Ohio 43015. All such communications will be forwarded to the non-management directors or the entire Board as requested in the communication.

Executive Sessions of Non-Management Directors

The non-management directors of the Company meet without the Company’s management at least four times each year, and during at least one of those meetings, the non-management directors schedule an executive session that includes only independent directors. These meetings are typically held in conjunction with a regularly scheduled Board meeting and at such other times as necessary or appropriate. The chairpersons of the Company’s Audit Committee, Compensation Committee and Nominating Committee rotate as chairperson of meetings of the non-management directors.

Director Nominations

The Nominating Committee identifies potential director candidates through a variety of means, including recommendations from members of the Committee or the Board, suggestions from Company management, and stockholder recommendations. The Committee also may, in its discretion, engage director search firms to identify candidates. Stockholders may recommend director candidates for consideration by the Nominating Committee by submitting a written recommendation to the Secretary of the Company at 425 Winter Road, Delaware, Ohio 43015 (the “Recommendation Notice”). The Recommendation Notice must contain, at a minimum, the following: the name and address, as they appear on the Company’s books, and telephone number, of the stockholder making the recommendation, including information on the number of shares and class of stock owned, and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; a written acknowledgement by the individual being recommended that he or she has consented to that recommendation and consents to the Company’s undertaking of an investigation into that individual’s background, experience and qualifications in the event that the Nominating Committee desires to do so; the disclosure of any relationship of the individual being recommended with the Company or any of its subsidiaries or affiliates, whether direct or indirect; and, if known to the stockholder, any material interest of such stockholder or individual being recommended in any proposals or other business to be presented at the Company’s next annual meeting of stockholders (or a statement to the effect that no material interest is known to such stockholder).

Except for the director nominees recommended by the Nominating Committee to the Board, no person may be nominated for election as a director of the Company during any stockholder meeting unless such person was first recommended by a stockholder for Board membership in accordance with the procedures set forth in the preceding paragraph and the Recommendation Notice was received by the Company not less than 60 days nor more than 90 days prior to the date of such meeting; provided, however, if less than 75 days’ notice or prior public disclosure of the date of a stockholders’ meeting is given or made to stockholders, then, in order to be timely received, the Recommendation Notice must be received by the Company no later than the close of business on the 10th day following the day on which such notice of the date of the stockholders’ meeting was mailed or such public disclosure was made.

The Nominating Committee’s Charter sets forth certain specific, minimum qualifications that must be met by a Nominating Committee-recommended nominee for a position on the Board, as well as qualities and skills that Board members must possess. The Nominating Committee determines, and reviews with the Board on an annual basis, the desired skills and characteristics for directors as well as the composition of the Board as a whole. This assessment considers director’s qualification as independent, as well as diversity, age, skill and experience in the context of the needs of the Board. The Nominating Committee seeks to achieve diversity of occupational and personal backgrounds and considers diversity as a factor in director nominations. The Nominating Committee views diversity in a broad context to include race, gender, ethnicity, geography, diversity of viewpoint, professional and industry experience, skills, education and personal expertise, among others. At a minimum, directors should share the values of the Company and should possess the following characteristics: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; and the time available to devote to Board activities and the willingness to do so. Ultimately, the Nominating Committee will select prospective Board members who the Nominating Committee believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders.

In the event that the Nominating Committee, the Board, the Chairman or the Chief Executive Officer identifies the need to fill a vacancy or to add a new member to fill a newly created position on the Board with specific criteria, the Nominating Committee initiates a search process and keeps the Board apprised of progress. The Nominating Committee may seek input from members of the Board, the Chairman, the Chief Executive Officer and other management or hire a search firm when appropriate. In addition, as a matter of policy, the Nominating Committee will consider candidates for Board membership recommended by stockholders. The initial candidate or candidates, including anyone recommended by a stockholder, who satisfy the specific criteria for Board membership and otherwise qualify for membership on the Board, are then reviewed and evaluated by the Nominating Committee; the evaluation process for candidates recommended by stockholders is not to be different. The Nominating Committee is to maintain and update a list of candidates recommended from all sources. The Nominating Committee will then determine the committee member or Board member or other person involved in the process (such as a search firm) who will make the initial contact with the prospective candidate or candidates. The Chairman and/or the Chief Executive Officer and at least one member of the Nominating Committee will interview the identified candidate or candidates. Based on the interviews and all other information available to the Nominating Committee, the Nominating Committee will meet to consider and approve a final candidate or candidates, as the case may be. The Nominating Committee then will make its recommendation to the Board.

Availability of Corporate Governance Documents

The Board has adopted the following corporate governance documents with respect to the Company (the “Corporate Governance Documents”):

•	Corporate Governance Guidelines of the Board;

•	Code of Business Conduct and Ethics for directors, officers and employees (which is available in several different languages);

•	Code of Ethics for Senior Financial Officers;

•	Stock Ownership Guidelines applicable to directors, officers and other key employees;

•	Independence Standards for Directors;

•	Charter for the Audit Committee;

•	Charter for the Nominating Committee; and

•	Charter for the Compensation Committee.

Each of the Corporate Governance Documents is posted on the Company’s website at www.greif.com under “Investors — Corporate Governance.” Copies of each of the Corporate Governance Documents are also available in print to any stockholder of the Company, without charge, by making a written request to the Company. Requests should be directed to Greif, Inc., Attention: Secretary, 425 Winter Road, Delaware, Ohio 43015.

Director Compensation for Fiscal 2015

The following table sets forth the compensation of the Company’s directors for fiscal 2015:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael J. Gasser	209,012	124,988	—	—	—	—	334,000
Vicki L. Avril(4)	131,012	124,988	—	—	—	—	256,000
Bruce A. Edwards	195,012	124,988	—	—	—	—	320,000
Mark A. Emkes	98,512	124,988	—	—	—	—	223,500
John F. Finn(5)	100,012	124,988	—	—	—	—	225,000
Daniel J. Gunsett	102,262	124,988	—	—	—	—	227,250
Judith Hook	95,262	124,988	—	—	—	—	220,250
John W. McNamara	89,012	124,988	—	—	—	—	214,000
Patrick J. Norton	105,512	124,988	—	—	—	—	230,500

(1)	As an employee of the Company during fiscal 2015, Mr. Fischer was not compensated for his services as a director. Mr. Fischer resigned from the Board effective October 31, 2015. See “— Summary Compensation Table” for information on Mr. Fischer’s compensation as an executive officer.

(2)	Amounts include fees earned but the receipt of which have been deferred under the Directors Deferred Compensation Plan

(3)	Amounts represent the dollar amount recognized for financial statement reporting purposes during fiscal 2015 computed in accordance with ASC 718 and represents the cash value of the total number of restricted shares of Class A Common Stock awarded to such director during fiscal 2015 under the Company’s 2005 Outside Directors Equity Award Plan (2,840 shares per outside director). Included in this column are restricted shares of Class A Common Stock that have been deferred by such director under the Directors Deferred Compensation Plan. For a discussion of the relevant ASC 718 valuation assumptions, see Note 1 in the Consolidated Financial Statements included in Item 8 of the 2015 Form 10-K.

As of October 31, 2015, each outside director has been awarded and held 7,050 restricted shares of Class A Common Stock. (For the aggregate number of restricted and non-restricted shares of Class A and Class B stock beneficially owned by each of the outside directors, see “Security Ownership of Certain Beneficial Owners and Management.”) No stock options have been awarded to any outside directors since 2005 and, as of October 31, 2015, no stock options remain outstanding with respect to any outside director.

(4)	Pursuant to the Directors Deferred Compensation Plan, Ms. Avril deferred receipt of $32,756 of her fees for fiscal 2015.

(5)	Pursuant to the Directors Deferred Compensation Plan, Mr. Finn deferred receipt of $100,012 of his fees for fiscal 2015.

Director Compensation Arrangements

No director fees are paid to directors who are employees of the Company or any of its subsidiaries. During fiscal 2015, outside directors of the Company received:

•	An annual retainer of $65,000 per year ($135,000 for the Chairman).

•	$1,500 for each Board meeting attended.

•	For committee members, $1,250 for each committee meeting attended ($1,500 for Audit Committee and Compensation Committee members).

•	For chairs of board committees, an annual retainer of $7,000 for each committee chaired ($14,000 for the chairs of the Audit Committee and Compensation Committee).

Under the terms of the 2005 Outside Directors Equity Award Plan, outside directors of the Company may receive options to purchase shares of the Company’s Class A Common Stock, restricted shares of the Company’s Class A Common Stock and/or stock appreciation rights. The Compensation Committee is responsible for administering the 2005 Outside Directors Equity Award Plan. For fiscal 2015, the Compensation Committee awarded each of the outside directors at the time of the 2015 annual meeting of stockholders (held on March 3, 2015) a number of restricted shares of Class A Common Stock under this Plan in an amount equal to $125,000 divided by the last reported sale price of a share of Class A Common Stock on the NYSE on March 2, 2015 (the last trading day immediately preceding the date of the 2015 annual meeting of stockholders). All of these shares of Class A Common Stock are not subject to any risk of forfeiture, are subject to restrictions on transfer for three years or the director’s termination of Board membership and will be deemed fully vested on the award date with eligibility to participate in the receipt of all dividends declared on the Company’s shares of Class A Common Stock.

Stock Ownership Guidelines for Directors. Under the Company’s stock ownership guidelines (see the “Compensation Discussion and Analysis — Elements of Our Compensation Program — Stock Ownership Guidelines” for information on these guidelines generally), outside directors are required to own a minimum of five times his or her annual retainer in shares of Company common stock after five years of service as a director. Restricted shares of Class A Common Stock which have been awarded to an outside director under the Company’s 2005 Outside Directors Equity Award Plan and the receipt of which has been deferred at the election of such outside director under the terms of the Directors Deferred Compensation Plan are counted as owned by the deferring outside director for purposes of these stock ownership guidelines. The Board of Directors evaluates whether exceptions should be made in the case of any outside director who, due to his or her unique financial circumstances, would incur a hardship by complying with these requirements. All current outside directors are in compliance with these stock ownership guidelines.

Director Participation in Directors Deferred Compensation Plan

The non-employee directors are eligible to participate in our Amended and Restated Directors Deferred Compensation Plan. Participants may elect (within 30 days of when he or she first becomes eligible to participate in the Plan for the initial calendar year of participation or, for subsequent calendar years, not later than the December 31 prior to each such year) to defer the receipt of between 25 and 100 percent of his or her respective retainer fees, regular fees and meeting fees (including committee fees) as well as restricted stock awards granted under the 2005 Outside Directors Equity Award Plan. Once made, any such elections (including without limitation the percentage of Board Fees and/or restricted stock to be deferred) shall be irrevocable for all such amounts earned during the calendar year for which the election is made.

The Plan is considered to be an “unfunded” arrangement as amounts generally will not be set aside or held by the Company in a trust, escrow, or similar account. Amounts deferred under the plan are credited to a participant’s account under the plan. For cash compensation deferrals, the value of the cash compensation is credited as “Phantom Shares.” “Phantom Shares” have a value equal to the market value from time to time of the Company’s Class A common stock, without par value. The number of Phantom Shares credited to a participant’s account is based on the dollar amount of deferral, divided by the then current per share value of the Company’s Class A common stock, without par value. Restricted stock related to deferred receipt of restricted stock awards is held in a so-called “rabbi” trust established by the Company. Dividends paid on shares of restricted stock are contributed to the rabbi trust and are paid from the rabbi trust to the participants and are not accumulated in the rabbi trust.

The participants are fully vested in the value of their account, including investment returns, at all times.

Generally, participants will receive his or her account value as retirement benefits under the Plan upon termination from Board membership as an annual benefit payable in monthly, quarterly or annual installments over ten (10) years and all restricted stock deferrals are distributed by one or more stock certificates in a single distribution. However participants may elect to receive:

•

Cash compensation deferrals (credited as Phantom Shares) in a single lump sum payment or annual installments over a period of five (5) years or ten (10) years or two payments on fixed dates or upon the earlier of termination of Board membership for any reason or a fixed date.

•

Restricted stock deferrals upon termination of Board membership for any reason or a fixed date that is at least three (3) years after the date of the restricted stock award, or the earlier of a fixed date that is at least three (3) years after the date of the restricted stock award and termination of Board membership for any reason.

Executive Officers of the Company

The following information relates to executive officers of the Company (elected annually):

Name	Age(1)	Positions and Offices	Year first became executive officer
Peter G. Watson	58	President and Chief Executive Officer	2011
Lawrence A. Hilsheimer	58	Executive Vice President and Chief Financial Officer	2014
Gary R. Martz	57	Executive Vice President, General Counsel and Secretary	2002
Michael Cronin	58	Senior Vice President and Group President, RIPS EMEA	2015
DeeAnne Marlow	50	Senior Vice President, Human Resources	2015
Timothy L. Bergwall	51	Vice President and Division President, Paper Packaging and Soterra LLC	2014
Daniel R. Lister, Jr.	43	Vice President and Division President, Flexible Products & Services	2014
Ole Rosgaard	52	Vice President and Division President, RIPS North America	2015
Nadeem S. Ali	46	Vice President, Treasurer	2012
Douglas W. Lingrel	51	Vice President and Chief Information Officer	2010
David C. Lloyd	46	Vice President, Corporate Financial Controller	2014
Christopher E. Luffler	40	Vice President, Business Managerial Controller	2014

(1)	As of March 1, 2016, the date for the 2016 Annual Meeting of Stockholders of the Company.

Peter G. Watson has served as President and Chief Executive Officer since November 2015. From January 2014 to October 2015, Mr. Watson served as Chief Operating Officer. From September 2012 until December 2013, Mr. Watson served as Vice President and Group President, Paper Packaging, Global Sourcing and Supply Chain and Greif Business System. From May 2013 until May 2015, Mr. Watson also served as President of Soterra LLC, which operates the Company’s Land Management business segment. From January 2010 to September 2012, he served as Vice President and Division President, Paper Packaging. Prior to January 2010 and for more than five years, Mr. Watson served as President of CorrChoice (a division of the Company).

Lawrence A. Hilsheimer has served as Executive Vice President and Chief Financial Officer since May 2014. From April 2013 to April 2014, Mr. Hilsheimer was executive vice president and chief financial officer of The Scotts Miracle-Gro Company. From August 2012 to March 2013, Mr. Hilsheimer was the president and chief operating officer of Nationwide Retirement Plans, a division of Nationwide Mutual Insurance Company. From January 2010 to July 2012, Mr. Hilsheimer was the president and chief operating officer of Nationwide Direct & Customer Solutions, also a division of Nationwide Mutual Insurance Company. For the two years prior to that time, he was executive vice president and chief financial officer of Nationwide Mutual Insurance Company. Prior to joining Nationwide, he was vice chairman and regional managing partner for Deloitte & Touche USA, LLP, which included serving on the board of directors of the Deloitte Foundation.

Gary R. Martz has served as Executive Vice President since June 2010 (and prior to that as Senior Vice President) and as General Counsel and Secretary since joining the Company in 2002. From March 2014 until May 2014, Mr. Martz also served as Chief Administrative Officer. Since May 2014, Mr. Martz has assumed responsibility for the management of the Company’s global real estate services department. From June 2005 until May 2013, Mr. Martz served as President of Soterra LLC, which operates the Company’s Land Management business segment. Prior to 2002, he was a partner in the law firm of Baker & Hostetler LLP.

Michael Cronin joined the Company in May 2015 and has served as Senior Vice President and Group President, RIPS — EMEA since May 2015. In January 2016, he assumed additional responsibility for RIPS — APAC, Greif Packaging Accessories and Global Key Accounts. From February 2013 to February 2014, Mr. Cronin was chief executive officer of Coveris Packaging, a global manufacturer and distributor of packaging solutions and coated film technologies. From March 2010 to August 2012, Mr. Cronin was the president of the packaging division of SCA Hygiene Products, a Swedish consumer goods company and pulp and paper manufacturer. From January 2003 to January 2010, Mr. Cronin was the president of the European packaging division of Rio Tinto Alcan, a global mining company.

DeeAnne Marlow has served as Senior Vice President, Human Resources since May 2015. Prior to that time, and for more than five years, she was executive director, human resources at Cummins Inc., a U.S. Fortune 500 corporation that designs, manufactures and distributes engines, filtration and power generation products.

Timothy L. Bergwall has served as Vice President and Division President, Paper Packaging since January 2014. Since May 2015, Mr. Bergwall has also served as President of Soterra LLC, which operates the Company’s Land Management business segment. Prior to that time and for more than five years, Mr. Bergwall served as Vice President, Containerboard Mills.

Daniel R. Lister, Jr. has served as Vice President and Division President, Flexible Products & Services since January 2014. From November 2011 to January 2014, he served as SBU Manager, Western Europe. In addition, from August 2010 to January 2014, Mr. Lister served as President of EarthMinded® Life Cycle Services (the Company’s reconditioning business unit). From August 2009 until August 2011, Mr. Lister served as Director, Middle East Development. From 2007 until August 2009, Mr. Lister served as General Manager of the Delta Companies Group (the Company’s blending and filling business unit).

Ole Rosgaard has served as Vice President and Division President, RIPS — North America since August 2015. In January 2016, he assumed additional responsibility for RIPS — Latin America and Container Life Cycle Management LLC, a joint venture which operates the Company’s North American reconditioning business. Prior to joining the Company, and for more than five years, he served in various roles of increasing responsibility with Icopal a/s, a designer, manufacturer and installer of high end roofing solutions, including managing director in Denmark, group managing director/chief executive officer of the West European Region and group managing director/chief executive officer of the Central European Region.

Nadeem S. Ali has served as Vice President and Treasurer since 2012. Prior to that time, and for more than five years, he was treasury director and financial controller at Cummins Inc., a U.S. Fortune 500 corporation that designs, manufactures and distributes engines, filtration and power generation products.

Douglas W. Lingrel has served as Vice President and Chief Information Officer since February 2009. From 2005 to 2009, Mr. Lingrel served as Vice President, Global Supply Chain Process and Administration.

David C. Lloyd has served as Vice President and Corporate Financial Controller since April 2014, and in that capacity, Mr. Lloyd is the Chief Accounting Officer of the Company. Prior to that time, and for more than five years, he was a partner with PricewaterhouseCoopers LLP, a certified public accounting firm.

Christopher E. Luffler has served as Vice President and Business Managerial Controller since April 2014. From January 2013 to April 2014, Mr. Luffler served as the Assistant Corporate Controller. From January 2012 to December 2012, Mr. Luffler assisted with the implementation and deployment of the Scalable Business Platform. From November 2009 to December 2011, he served as the Director of Financial Reporting. Prior to that time, and for more than five years, he was an accountant for Ernst & Young, LLP, a certified public accounting firm.

Stock Holdings of Certain Owners and Management

The following table sets forth the number of shares of each class of Greif securities beneficially owned, as of January 5, 2016, by (i) each person known to the Company to be the beneficial owner of more than 5 percent of any class of the Company’s Class B Common Stock, the Company’s only class of voting securities, (ii) each of the nominees for director, (iii) the executive officers listed in the Summary Compensation Table (the “Named Executive Officers”), and (iv) all nominees, Named Executive Officers, and other executive officers as a group. Unless otherwise indicated, all persons named below can be reached at c/o Gary R. Martz, Executive Vice President and Corporate Secretary, Greif, Inc., 425 Winter Road, Delaware, Ohio 43015.

	Title of Class	Shares Beneficially Owned(1)		Percent of Class(2)
Vicki L. Avril	Class A	21,561	(3)	*
Patricia M. Dempsey 12781 NE 72nd Boulevard, Lady Lake, FL 32162	Class B	3,050,502	(4)(5)	13.8%
Shannon J. Diener 65 East State Street, Suite 2100, Columbus, OH 43215	Class B	3,208,886	(4)(6)	14.5%
Bruce A. Edwards	Class A Class B	28,561 2,000	(3)	* *
Mark A. Emkes	Class A	18,051	(3)	*
John F. Finn	Class A	17,051	(3)	*
David B. Fischer	—	—	(7)	—
Michael J. Gasser	Class A Class B	184,159 23,796	(3)	* *
Daniel J. Gunsett	Class A Class B	19,855 4,000	(3)	* *
Lawrence A. Hilsheimer	Class A Class B	15,000 20,261	(8)	* *
Judith D. Hook 65 East State Street, Suite 2100, Columbus, OH 43215	Class A Class B	28,410 2,782,747	(3)(9) (10)	* 12.6%
Gary R. Martz	Class A Class B	35,404 600		* *
Mary T. McAlpin 65 East State Street, Suite 2100, Columbus, OH 43215	Class B	3,369,482	(4)(11)	15.2%
John W. McNamara	Class A Class B	12,022 266,670	(3)(12) (13)	* 1.2%
Patrick J. Norton	Class A	49,561	(3)	*
Virginia D. Ragan 65 East State Street, Suite 2100, Columbus, OH 43215	Class B	3,736,080	(4)(14)	16.9%
Ivan Signorelli	—	—	(7)	—
Peter G. Watson	Class A	18,624		*
Nob Hill Trust c/o Shannon Diener 65 East State Street, Suite 2100, Columbus, OH 43215	Class B	2,127,026	(4)(15)	9.6%
All directors and executive officers as a group (21 persons)	Class A Class B	477,055 3,100,074	(3)(7) (7)	1.86 14.01	% %

(1)	A person is considered to beneficially own any shares: (a) over which the person exercises sole or shared voting or investment power, or (b) of which the person has the right to acquire beneficial ownership at any time within 60 days (such as through conversion of securities or exercise of stock options). Unless otherwise indicated, voting and investment power relating to the above shares is exercised solely by the beneficial owner (and their spouses, if applicable).

(2)	* indicates less than 1 percent.

(3)	This table includes restricted shares of Class A Common Stock that have been awarded to directors under the Company’s 2005 Outside Directors Equity Award Plan, including shares the receipt of which has been deferred at the director’s election under the terms of the Directors Deferred Compensation Plan. If deferral is elected, shares are issued to the trustee of a rabbi trust established in connection with the Directors Deferred Compensation Plan. The total number of shares of Class A Common Stock held in the rabbi trust for the benefit of each director as of January 5, 2016, was as follows: Ms. Avril — 14,435 shares; Mr. Edwards — 15,855 shares; Mr. Emkes — 10,079 shares; Mr. Finn — 15,051 shares; Mr. Gasser — 7,050 shares; Mr. Gunsett — 7,050 shares; Ms. Hook — 7,050 shares; Mr. McNamara — 12,022 shares; and Mr. Norton — 17,561 shares. See also “Director Compensation for Fiscal 2015 — Director Participation in Directors Deferred Compensation Plan.”

(4)	Only Class B Common Stock (voting stock) was reported for these stockholders.

(5)	All shares are held by Ms. Dempsey as trustee under her revocable trust and a family trust.

(6)	All shares are held by Ms. Diener as trustee for family trusts or as custodian for a minor.

(7)	Messrs. Fischer and Signorelli are no longer executive officers of the Company and the Company does not have beneficial ownership information as of the record date.

(8)	Includes 15,000 restricted shares of Class A Common Stock awarded to Mr. Hilsheimer as a component of his hiring compensation package that have not vested under the terms of the restricted stock award.

(9)	Includes shares of Class A Common Stock are held by Ms. Hook (A) as trustee under her revocable trust and a family trust, and (B) which have been awarded to Ms. Hook under the Company’s 2005 Outside Directors Equity Award Plan and receipt has been deferred as set forth in footnote (3) of this table.

(10)	All shares are held by Ms. Hook as trustee under her revocable trust and a family trust.

(11)	All shares are held by Ms. McAlpin as trustee under her revocable trust and a family trust.

(12)	Includes shares of Class A Common Stock which have been awarded to Mr. McNamara under the Company’s 2005 Outside Directors Equity Award Plan and receipt has been deferred as set forth in footnote (3) of this table. Does not include shares held by Virginia D. Ragan, who is Mr. McNamara’s mother. Mr. McNamara disclaims beneficial ownership of all shares of Class A Common Stock held by Ms. Ragan.

(13)	All shares (other than 1,000) are held by Mr. McNamara as trustee of a family trust and a voting trust. Does not include shares held by Virginia D. Ragan, who is Mr. McNamara’s mother. See prior table for beneficial ownership information regarding Ms. Ragan’s beneficial ownership of shares of Class B Common Stock. Mr. McNamara disclaims beneficial ownership of all shares of Class B Common Stock held by Ms. Ragan.

(14)	Includes shares held by Ms. Ragan as trustee under her revocable trust, her grantor retained annuity trust and a family trust. Also includes shares held by a charitable foundation (525,140 shares) of which Ms. Ragan is the president. Does not include shares held by John W. McNamara, a director of the Company, who is Ms. Ragan’s son. Ms. Ragan disclaims beneficial ownership of the shares held by Mr. McNamara.

(15)	Includes 1,500,000 shares that have been pledged as security for a loan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons owning more than 10% of a registered class of the Company’s equity securities, to file reports of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during fiscal 2015 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with by such persons.

Compensation Committee Interlocks and Insider Participation

Daniel J. Gunsett, Mark A. Emkes, Judith D. Hook, and Patrick J. Norton served as members of the Company’s Compensation Committee for fiscal 2015. During fiscal 2015, the Company retained the law firm of Baker & Hostetler LLP to perform certain legal services on its behalf, and it anticipates retaining such firm in fiscal 2016. Mr. Gunsett is a partner of Baker & Hostetler LLP. The Board has determined that Mr. Gunsett and the other members of the Company’s Compensation Committee met all of the applicable standards of independence for compensation committee members.

No executive officer of the Company served during fiscal 2015 as a member of a compensation committee or as a director of any entity of which any of the Company’s directors served as an executive officer.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis below with the Company’s management and, based on this review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for fiscal 2015 (the “2015 Form 10-K”).

Submitted by the Compensation Committee of the Board of Directors.

Daniel J. Gunsett, Committee Chairperson

Mark A. Emkes

Judith D. Hook

Patrick J. Norton

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis section is to discuss and analyze the objectives and implementation of our executive compensation programs with respect to the Named Executive Officers. This analysis should be read in conjunction with the compensation related tables that immediately follow this discussion and analysis, as well as with our 2015 Form 10-K. This discussion and analysis was prepared in cooperation with the Company’s Compensation Committee, the members of which have reviewed and conferred with the Company’s management regarding this discussion and analysis.

Executive Summary

This Compensation Discussion and Analysis explains our compensation philosophy, summarizes our compensation programs and reviews compensation decisions for the Named Executive Officers. The Named Executive Officers for fiscal 2015 were:

•	David B. Fischer, President and Chief Executive Officer

•	Lawrence A. Hilsheimer, Executive Vice President and Chief Financial Officer

•	Peter G. Watson, Chief Operating Officer

•	Gary R. Martz, Executive Vice President, General Counsel and Secretary

•	Ivan Signorelli, Senior Vice President and Group President, RIPS — EMEA, Fustiplast and EarthMinded LCS

Mr. Fischer stepped down from his position as President and CEO as of October 31, 2015. Mr. Fischer remained with the Company as an employee through December 31, 2015 in support of the transition to his successor, Pete Watson, formerly the Chief Operating Officer, who was elected as President and CEO effective November 1, 2015. As a result of his increased responsibilities, the Compensation Committee increased Mr. Watson’s base salary to $900,000 for calendar year 2016 and awarded him a cash bonus of $75,000, paid in December 2015. Mr. Watson’s incentive compensation award opportunities were also increased for fiscal 2016, as further described below. In addition, Mr. Signorelli retired as an executive officer of the Company effective at the end of 2015.

The Compensation Committee of the Board of Directors is comprised of Daniel J. Gunsett (Chairperson), Mark A. Emkes, Judith D. Hook and Patrick J. Norton, each of whom is an independent director under applicable NYSE listing standards.

Our executive compensation program, similar to our non-executive compensation programs, is aligned with our business strategy and culture to attract and retain top talent, reward business results and individual performance, and drive stockholder value. Our total compensation program for the Named Executive Officers is highly incentive-based and competitive in the marketplace, with Company performance determining a significant portion of total compensation.

Executive Compensation Governance Practices

To achieve the objectives of our executive compensation program and emphasize pay-for-performance principles, the Compensation Committee has continued to employ strong governance practices, including:

We Do	We Don’t Do
✓ Base a majority of total compensation on performance and retention incentives	× Repricing of options without stockholder approval

✓ Set annual and long-term incentive targets based on objective performance measures	× Hedging transactions or short sales by executive officers or directors

✓ Mitigate undue risk associated with compensation by using caps on potential incentive payments and different performance targets	× Significant perquisites

✓ Require executive officers and non-employee directors to hold Greif stock through published stock ownership guidelines	× Tax gross-ups for perquisites

✓ Require executive officers and directors to obtain pre-approval to pledge Greif stock	× Employment contracts

Executive Compensation Highlights

The total compensation for each of the Named Executive Officers is shown in the Summary Compensation Table on page 41. While we describe executive compensation in greater detail throughout this Compensation Discussion and Analysis, actions the Committee took in 2015 are highlighted below:

•

Base Salary. For calendar year 2015, Mr. Watson’s base salary was increased by 5.7% and the base salaries of Messrs. Martz and Signorelli were increased by 3%, respectively; there were no increases for Messrs. Fischer and Hilsheimer. For calendar year 2016, Mr. Watson’s base salary was increased from $560,000 to $900,000 reflecting his role change as the President and CEO and the base salaries of Messrs. Hilsheimer and Martz were each increased by 4%, respectively.

•

Short Term Incentive Plan. Target award percentages remained the same for fiscal 2015. Based on financial performance goals set by the Committee in December 2014 and actual performance results, each Named Executive Officer’s bonus for fiscal 2015 was paid out at 71.7% of target, except for Mr. Hilsheimer, who received a bonus of 75.17% of target, and for Mr. Signorelli whose bonus is based 50% on overall corporate performance and 50% on the performance of the EMEA business. Mr. Signorelli received a bonus of 87.46% of target.

•

Long-Term Incentive Plan. The target award percentages for the fiscal 2015-2017 performance period remained the same. Based on long-term financial performance goals set by the Committee in December 2012 and actual performance results, each Named Executive Officer will receive a payout for the fiscal 2013-2015 performance period of 37.47% of target other than Mr. Hilsheimer who received a bonus of 38.37% of target and Mr. Fischer who was not eligible for an award due to his resignation from the Company; however, Mr. Fischer did receive an equivalent payment under his separation agreement (see footnote 5 to the Summary Compensation Table and Executive Compensation — Agreements with Named Executive Officers.).

•

Two-Year Reinvigorated Incentive Plan. Based on stock price targets set by the Special Subcommittee in December 2013 and actual performance results, no payouts were made under this plan in fiscal 2015 nor will any be made as the threshold performance target was not achieved prior to the end of the plan’s performance period on December 31, 2015.

•

Peer Group. For fiscal year 2016, Vulcan Materials, Inc., Rock-Tenn Company and MeadWestvaco Corp. were removed from our peer group and Boise Cascade Company, Lennox International Inc., Universal Forest Products Inc., Nortek Inc., KapStone Paper and Packaging Corporation and Griffon Corporation were added to our peer group.

Compensation Committee

During fiscal 2015, the Compensation Committee members were Daniel J. Gunsett — chairperson, Mark A. Emkes, Judith D. Hook and Patrick J. Norton. The Compensation Committee’s responsibilities include, among other matters, the following:

•

reviewing and approving the compensation of the CEO and the Company’s other Named Executive Officers to ensure that their compensation is consistent with the Company’s compensation policies and philosophies and does not encourage officers to take unnecessary and excessive risk;

•	reviewing, approving and overseeing the administration of the Company’s equity-based compensation plans;

•

reviewing and discussing with management and, based upon this review and discussion, recommending to the Board of Directors whether the Compensation Discussion and Analysis be included in the Company’s Proxy Statement; and

•	reviewing and approving compensation programs limited to executive officers and other key employees.

See “Compensation Discussion and Analysis — Compensation Policies and Philosophies — CEO’s Role in Executive Compensation Determinations” for the CEO’s role in determining the amounts or forms of executive compensation.

The Compensation Committee also has a Special Subcommittee on Incentive Compensation (the “Special Subcommittee”) that administers the Company’s annual cash incentive bonus plan (the “Short Term Incentive Plan” or “STIP”) and its long term incentive plan (the “Long Term Incentive Plan” or “LTIP”). The members of the Special Subcommittee are Patrick J. Norton — chairperson, Mark A. Emkes and Judith D. Hook. The STIP and the LTIP, which have received stockholder approval, are intended to provide participants with incentive compensation that is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code (the “Code”). All of the members of the Special Subcommittee are “outside directors” as that term is defined in Section 162(m) of the Code.

The Special Subcommittee’s responsibilities for the STIP and the LTIP include, among other matters, the following:

•	selecting participants from among the Company’s executive officers and key employees;

•

at the beginning of a performance period, establishing the performance goals to be achieved and the target amount of the awards to be earned by participants based upon the level of achievement of such performance goals; and

•	after the end of the performance period, certifying the extent to which the performance goals have been achieved and determining the amount of the awards that are payable to participants.

See “Elements of Our Compensation Program — Short Term Incentive Plan,” and “— Long Term Incentive Plan” below for a more detailed discussion of these plans.

The Compensation Committee also uses an outside compensation consultant, Towers Watson, to provide it with peer group and market information. See “Peer Group Review” below. Towers Watson also provides other services for the Company. The Compensation Committee considered all the “independence” factors listed in the NYSE listing requirements and determined that Towers Watson does not have a conflict of interest that will influence the advice provided by Towers Watson to the Compensation Committee. These factors include: the fees paid by the Company to Towers Watson in the most recent year reviewed were insignificant in comparison to Towers Watson’s global revenues; the existence and effectiveness of Towers Watson’s consulting protocols and procedures; the lack of business or personal relationships between Towers Watson and the Compensation Committee members and the executive officers of the Company; and the fact that the Towers Watson owns no Company stock.

The charter for the Compensation Committee is available on the Company’s website located at www.greif.com under “Investors — Corporate Governance.” All of the members of the Compensation Committee are independent directors as defined in the NYSE listing standards and meet the categorical standards of independence adopted by the Board. Furthermore, the Board has determined that, after considering all factors specifically relevant to determining whether a member of the Company’s Compensation Committee has a relationship to the Company that is material to his or her ability to be independent from management in connection with the duties of a Compensation Committee member, all of the members of the Company’s Compensation Committee are independent under the compensation committee independence tests of the NYSE. See “Corporate Governance — Director Independence” above. The Compensation Committee and the Special Subcommittee have the authority to hire their own attorneys, compensation consultants and other advisors.

Compensation Policies and Philosophies

The Company’s compensation policies and philosophies are designed to align compensation with business objectives, performance and stockholder value, while enabling the Company to attract, retain, incentivize and reward individuals who contribute to the long-term success of the Company. As a manufacturer of industrial packaging products, the Company recruits and hires executives from other major manufacturing companies and Fortune 500 companies, and thus we believe our executive compensation program must be competitive in order to attract and retain our executives, including each of the Named Executive Officers. The Company attempts to achieve its policies and philosophies by establishing performance objectives for its executive officers and by linking compensation to financial performance goals, which may include, but are not limited to, targets for operating profit, cash flow, earnings before interest, tax and depreciation, depletion and amortization and return on net assets.

The Compensation Committee further believes that a portion of each executive’s compensation should be linked to the Company’s short-term and long-term performance. In that regard, the Company has the STIP, an annual cash incentive bonus plan that links the annual payment of cash bonuses to the achievement of targeted financial performance goals. See “Elements of Our Compensation Program — Short Term Incentive Plan.” The Company also has the LTIP that links the long-term payment of bonuses to the achievement of targeted financial performance goals. See “Elements of Our Compensation Program — Long Term Incentive Plan.” The LTIP aligns stockholder value with compensation by providing for a portion of the payouts in restricted shares, as well as cash. The LTIP is also intended to facilitate compliance with the Company’s stock ownership guidelines. See “Elements of Our Compensation Program — Stock Ownership Guidelines” below.

In determining the award levels for each of the elements in our total compensation program, our philosophy is to “pay for performance.” As a result, we place relatively greater emphasis on the incentive components of compensation (STIP and LTIP) to align the interests of our executives with stockholders, and motivate them to drive stockholder value. This is balanced with retention incentives provided by base salary and, in certain limited cases, restricted stock awards. The Company looks to the experience and judgment of the Committee to determine what it believes to be the appropriate target compensation mix for each Named Executive Officer. The Company does not apply fixed ratios or formulas, or rely on market data or quantitative measures. As shown in the charts below, incentive components accounted for over 80% of the CEO’s target compensation and approximately 67% of the other Named Executive Officers’ average target compensation in fiscal 2015.

During 2015, management of the Company, with the assistance of Towers Watson, performed an assessment of the risks associated with the Company’s incentive plans and determined that such plans are not reasonably likely to have a material adverse effect on the Company.

Peer Group Review.

The Compensation Committee periodically, but at least annually, reviews comparable positions in the market to confirm that the compensation paid to the Company’s Named Executive Officers remains competitive. For fiscal 2015, the Compensation Committee engaged Towers Watson to provide it with peer group and market information to enable the Compensation Committee to confirm that the Company’s executive compensation was competitive and commensurate with the executive officers’ responsibilities and to provide advice on market trends in executive compensation practices. The information provided by Towers Watson is used by the Compensation Committee and the Special Subcommittee to provide context for their decision making process and is not used to determine or recommend the amount or form of compensation paid to our executive officers, including our Named Executive Officers. Towers Watson did not at any time determine or recommend the amount or form of compensation paid to our executive officers, including our Named Executive Officers.

The companies in the peer group were selected by the Compensation Committee based on the nature, composition, geographic scope, complexity and key financial data of potential peer companies in the packaging, paper, manufacturing and industrial businesses. The Compensation Committee reviews the peer group compensation in comparison with the Company’s Named Executive Officer compensation levels. The Compensation Committee does not establish targets or benchmarks in assessing peer data in comparison with the Company’s executive compensation, but rather uses peer and other market data to confirm that the Company’s compensation awards are comparable and competitive with peer and market data. At the beginning of fiscal 2015, the Company’s peer group consisted of the following companies:

Aptargroup, Inc.	Owens-Illinois, Inc.
Armstrong World Industries, Inc.	Packaging Corporation of America
Avery Dennison Corporation	Rock-Tenn Company
Ball Corporation	Sealed Air Corporation
Berry Plastics Group, Inc.	Silgan Holdings, Inc.
Bemis Company Inc.	Sonoco Products Company
Crown Holdings, Inc.	USG Corporation
Graphic Packaging Holding Company	Valmont Industries, Inc.
MeadWestvaco Corp.	Vulcan Materials Company
Owens Corning

In August 2015, the Compensation Committee conducted its regular periodic review of the peer group. In reviewing the factors described above, we determined that for fiscal 2016, the peer group should be revised to include Boise Cascade Company, Lennox International Inc., Universal Forest Products Inc., Nortek Inc., KapStone Paper and Packaging Corporation and Griffon Corporation and to remove Rock-Tenn Company and MeadWestvaco Corp., which have merged to form WestRock, and Vulcan Materials, Inc.

CEO’s Role in Executive Compensation Determinations.

Our CEO reviews the performance of each Named Executive Officer (other than himself) on an annual basis. After completing his performance review, the CEO makes recommendations to the Compensation Committee on the amount of each such Named Executive Officer’s base salary for the upcoming calendar year and on award opportunities with respect to the STIP for the upcoming fiscal year and the LTIP for the prospective three-year performance period. The CEO makes his recommendations based on his subjective review of pre-established categories of executive performance for each Named Executive Officer, as approved by the Compensation Committee and as discussed under “2015 Performance Reviews of the Chief Executive Officer and Other Named Executive Officers” below. The Compensation Committee establishes base salaries for the Named Executive Officers after reviewing and discussing the CEO’s recommendations with him, and the Special Subcommittee, which administers the STIP and the LTIP, establishes award opportunity levels under those plans.

Elements of Our Compensation Program

As noted in the Executive Summary, our executive compensation program is aligned with our business strategy and culture to attract and retain top talent, reward business results and individual performance, and drive stockholder value. Our total compensation program for the Named Executive Officers is highly incentive-based and competitive in the marketplace, with Company performance determining a significant portion of total compensation. During fiscal 2015, the key elements of the Company’s compensation package were:

•	Base salary

•	Annual performance-based incentive cash bonus under our STIP

•	A combination of cash and restricted stock awards under our LTIP

•	Retirement benefits under various Company sponsored pension plans

•	Deferred cash awards under a deferred compensation plan and a supplemental executive retirement plan (the “SERP”) or defined contribution supplemental executive retirement plan (the “DC SERP”).

The Company also offers annual physical health exams as a perquisite and other benefits to its Named Executive Officers, such as a 401(k) plan available to all U.S. employees that provides eligible participants with a variety of investment choices, including a Company stock fund. Named Executive Officers may have, under certain limited and atypical or emergency circumstances, personal use of the Company’s aircraft, and one of our Named Executive Officers has an expatriate assignment in Europe where other perquisites are typically offered. See “— Perquisites” below and Footnote (5) to the “Summary Compensation Table.”

The Compensation Committee uses tally sheets for the CEO and each of the other Named Executive Officers to review total compensation and each of the elements of compensation. These tally sheets typically contain the following information: current base salary; STIP payments for the preceding two fiscal years, and the anticipated payment for the fiscal year just ended; LTIP payments for the preceding two fiscal years, and the anticipated payment to be made for the three-year period just ended; the current value of the SERP or the DC SERP, as applicable; and the value of the Company’s perquisites (discussed below). Tally sheets are used by the Compensation Committee to ensure that it has access to a comprehensive summary of each Named Executive Officer’s total compensation, or potential total compensation, as the Compensation Committee makes compensation decisions for the next calendar year. The Compensation Committee’s final determinations regarding one element of compensation are independent of the other elements of compensation and do not affect decisions regarding those other elements of compensation, other than to the extent that awards under the STIP and the LTIP are calculated by using a percentage of base salary. Further, the base salaries are also compared to the compensation levels of other executive officers having equivalent responsibility within the Company for internal fairness purposes.

Base Salary

The Committee generally reviews base salaries of the Named Executive Officers annually based on a review of individual performance at a meeting in December, with salary adjustments becoming effective for the first pay period in January. For the 2015 calendar year, the base salary for each Named Executive Officer was based upon the scope of his responsibilities and an assessment of his contributions towards the Company’s success. In addition, each Named Executive Officer’s base salary was impacted by his performance during the prior twelve-month period against the criteria described below in “2015 Performance Reviews of Chief Executive Officer and Other Named Executive Officers,” as reviewed by the Compensation Committee and recommended by the CEO (for each Named Executive Officer other than himself). The base salaries were also compared to the compensation levels of other executive officers having equivalent responsibility at the peer group companies to confirm that the base salaries were competitive with the market.

In December 2014, the Compensation Committee approved the following base salary changes for calendar year 2015: a 5.7% increase in base salary for Mr. Watson; and a 3% increase in base salary for Messrs. Martz and Signorelli, respectively; there were no increases for Messrs. Fischer and Hilsheimer for calendar year 2015.

In making his base salary recommendations for calendar year 2016, Mr. Watson acknowledged the efforts of Messrs. Hilsheimer and Mr. Martz in 2015 in executing the Company’s transformation plan. In addition, he noted the following additional factors: for Mr. Hilsheimer, his exceptional leadership in the finance department resulting in improvements in the Company’s internal control environment and in the implementation of the single business platform which remains on schedule and under budget; and for Mr. Martz, his leadership in the Legal Department and the successful completion of several divestitures. In December 2015, the Compensation Committee approved the following base salary changes for the Named Executive Officers for calendar year 2016: a 4% increase in base salary for Messrs. Hilsheimer and Martz, half of which will be paid in the form of a lump sum and which will not be counted as base salary for the purpose of future salary increases. Mr. Watson’s base salary for calendar year 2016 was increased from $560,000 to $900,000 to reflect his election as President and CEO. Mr. Fischer will not be employed by the Company in calendar year 2016, and Mr. Signorelli will not be employed as an executive officer of the Company in calendar year 2016.

Short Term Incentive Plan

The STIP is intended to provide short-term incentive compensation to participants, which, consistent with our compensation objectives, is linked to the profitability of the Company’s businesses during each fiscal year. Compensation paid under the STIP is not intended to be subject to the deduction limitation rules prescribed under Section 162(m) of the Code. See “— Tax Considerations Affecting Compensation Decisions” below.

The Special Subcommittee administers the STIP. Among other matters, the Special Subcommittee approves participants for the STIP from among the Company’s executive employees and determines the performance goals, target amounts, award opportunities and other terms and conditions of awards under the STIP. Awards under the STIP consist of cash amounts payable upon the achievement, during a specified performance period, of specified objective performance goals. At the beginning of a performance period for a given award, the Special Subcommittee establishes the performance goals, award opportunity and the target amount of the award which will be earned by the Named Executive Officers if the performance goals are achieved in full, together with any lesser or greater amount that will be earned if the performance goals are only partially achieved or exceeded. After the end of the performance period, the Special Subcommittee certifies the extent to which the performance goals are achieved and determines the amount of the award that is payable.

Consistent with prior years, the STIP’s fiscal 2015 financial performance goals were based, and its fiscal 2016 financial performance measures are based, upon the achievement of targeted measures of return on net assets (“RONA”), subject to such adjustments that the Special Subcommittee determines to be necessary to reflect accurately the RONA of the Company and/or one or more operating groups of the Company on the award date. The Special Subcommittee originally chose RONA as the measure for the STIP because it believed this metric to be the best measure of current profitability supporting growth. For fiscal years 2013, 2014 and 2015, the targeted measure of RONA for all Named Executive Officers was based on corporate performance (“Corporate RONA”), except with respect to Mr. Signorelli. Mr. Signorelli’s award was based 50% on Corporate RONA and 50% on the RONA of the Company’s Rigid Industrial Packaging & Services business in the Europe, Middle East and Africa region (“EMEA RONA”).

No incentive bonus is paid if the RONA calculation is below the threshold established for that specific performance period. No additional incentive bonus is paid beyond the established applicable maximum RONA calculation for each performance period. Under the STIP, the maximum payment that could be paid to any participant during any twelve-month period is $2.0 million. The Special Subcommittee establishes the threshold number as being realistic and the maximum as being aggressive for each performance period.

Each year the Special Subcommittee establishes a STIP target award for each Named Executive Officer based on its judgment of the impact of the position in the Company and what it believes to be competitive against market data while considering internal pay equity for comparable positions. The fiscal 2015 target awards were and the fiscal 2016 target awards are as follows:

	Fiscal 2015 STIP Target Award		Fiscal 2016 STIP Target Award(1)
Named Executive Officer	(% of Base Salary)	($)	(% of Base Salary)	($)
Mr. Watson	70%	$392,000	100%	$900,000
Mr. Hilsheimer	75%	$487,500	75%	$507,000
Mr. Martz	65%	$354,900	65%	$369,096
Mr. Fischer	110%	$1,111,000	—	—
Mr. Signorelli	60%	$280,896	—	—

(1)	Mr. Fischer will not be employed by the Company in calendar year 2016, and Mr. Signorelli will not be an executive officer of the Company in calendar year 2016.

In December 2014, the Special Subcommittee established performance goals for the fiscal 2015 STIP based on its evaluation of our business plan and prospects for the year. The table below summarizes the fiscal 2015 STIP performance goals established by the Special Subcommittee. For fiscal 2015, Greif achieved a Corporate RONA of 12.11%. This achievement was below the target performance goal established by the Special Subcommittee. As a result, STIP awards were paid out at 75.1% of the target award. However, due to an accounting change in the Paper Packaging business segment, an adjustment was made for those Named Executive Officers who were participants in the STIP in 2010. As a result, the awards for Messrs. Watson, Martz and Fischer were paid out at 71.7% of the target award. The EMEA RONA award percentage for fiscal 2015 was 103.21%, which when combined with the Corporate RONA award percentage, resulted in an 87.46% target payout to Mr. Signorelli. See “Executive Compensation — Summary Compensation Table” for the amount of the award to the Named Executive Officers under the STIP for fiscal 2015.

Fiscal 2015 STIP Performance Goals	Threshold Performance	Threshold % Payout	Target Performance	Target % Payout	Maximum Performance	Maximum % Payout	Actual Performance	Actual % Payout
Corp RONA	10.75%	50%	13.44%	100%	16.13%	200%	12.11%	75.1	%(1)

(1)	Prorated for performance between payout levels.

The table below summarizes the fiscal 2016 STIP performance goals established by the Special Subcommittee in December 2015.

Fiscal 2016 STIP Performance Goals	Threshold Performance	Threshold % Payout	Target Performance	Target % Payout	Maximum Performance	Maximum % Payout
Corp RONA	11.49%	50%	13.21%	100%	14.93%	200%(1)

(1)	Prorated for performance between payout levels.

Long Term Incentive Plan

The LTIP is intended to focus management on the key measures that drive superior performance over the longer-term. Compensation paid under the LTIP is not intended to be subject to the deduction limitation rules prescribed under Section 162(m) of the Code. See “— Tax Considerations Affecting Compensation Decisions” below.

The Special Subcommittee administers the LTIP. Employees of the Company who are designated by the Special Subcommittee as “key employees” are eligible to participate in and receive awards under the LTIP. Specifically, the LTIP is based on three-year performance periods that commence at the start of every fiscal year. At the beginning of each three-year performance period, the Special Subcommittee selects and establishes the award opportunity for each Named Executive Officer based on the Special Subcommittee’s reasoned business judgment and subjective review of, based in part on the recommendation of the CEO, his or her scope of responsibility and historical performance and the performance goals for that three-year performance period which, if met, will entitle the executive to the payment of the incentive compensation award. The award opportunity for the each Named Executive Officer for three-year period performance period that ended in fiscal 2015 was:

	LTIP Target Award for 2013-2015 Performance Period
Named Executive Officer	(% of Average Base Salary)	($)
Mr. Watson	110%	$537,626
Mr. Hilsheimer(1)	170%	$828,750
Mr. Martz	160%	$843,200
Mr. Fischer(2)	330%	$3,267,000
Mr. Signorelli	140%	$723,328

(1)	Based on Mr. Hilsheimer’s start date with the Company, his award during this performance period was prorated to 75% of the award calculation.

(2)	Due to Mr. Fisher’s resignation as of October 31, 2015, he was not eligible for an LTIP award although he did receive comparable compensation as part of his severance payment.

For the three-year performance periods ending in fiscal 2014 and fiscal 2015, the performance goals were based on targeted levels of earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”). This measure was chosen because the Special Subcommittee believes it is the one most aligned with current analyses for maximizing stockholder value. Prior to those periods and including the three-year performance period ending in fiscal 2013, the performance goals were based in equal parts on targeted levels of “earnings per share” and “free cash flow.” These two metrics were originally chosen by the Special Subcommittee because it believed that in the aggregate they best measured long-term growth and the creation of stockholder value.

For each performance period, participants are to be paid 50% in cash and 50% in restricted shares of the Company’s Class A and/or Class B Common Stock, as determined by the Special Subcommittee, with the number of restricted shares awarded being based on the average closing price of such restricted shares during the 90 day period preceding the day that the performance criteria for the applicable three-year performance period was established. The Special Subcommittee believes that awarding restricted shares in lieu of cash better aligns the interests of the Named Executive Officers and other key employees with the interests of the Company’s stockholders and facilitates compliance with the stock ownership guidelines by participants. See “Stock Ownership Guidelines” below. All restricted stock issued pursuant to the LTIP is fully vested on the date of issuance, with a restriction on the sale or transfer of the restricted shares within a prescribed time period determined by the Special Subcommittee (typically one year and one day from the date of issuance) that is not impacted in any way upon a change in control of the Company.

The Special Subcommittee may establish a range of performance goals which correspond to, and will entitle participants to receive, various levels of awards based on percentage multiples of the “target incentive award,” which is the incentive compensation amount to be paid to participants when the performance criteria designated as the “100% award level” is met. The Special Subcommittee establishes the target incentive award for each participant based on a percentage of that participant’s average base salary (exclusive of any bonus and other benefits) during the three-year performance period. Under the LTIP, each range of performance goals may include levels of performance above and below the 100% performance level, ranging from a minimum of 0% to a maximum of 200% of the target incentive award. The Special Subcommittee may also establish a minimum level of performance goal achievement below which no awards are paid to any participant. For the three-year performance periods ending in fiscal years 2015, 2016 and 2017, the minimum level of performance goal achievement is 33% of the target award.

The Special Subcommittee established the threshold number as being realistic to achieve and the maximum as being difficult to achieve for this performance period. After the performance goals are established, the Special Subcommittee aligns the achievement of the performance goals with the award opportunities, such that the level of achievement of the pre-established performance goals at the end of the performance period determines the “final awards” (i.e., the actual incentive compensation earned during the performance period by the participant).

For fiscal 2015, Named Executive Officers were eligible to receive LTIP award payouts based on performance targets set in December 2012 covering the fiscal 2013-2015 performance period. In December 2015, the Special Subcommittee determined a payout of 38.37% under these awards was earned based on the adjusted EBITDA for the performance period shown in the table below. However, due to an accounting change in the Paper Packaging business segment, an adjustment was made for those Named Executive Officers who were participants in the LTIP during the performance period ending in 2013. As a result, Messrs. Watson, Martz and Signorelli’s awards were paid out at 37.47% of the target award. See “Executive Compensation — Summary Compensation Table” for the amount of the award to the Named Executive Officers under the LTIP for fiscal 2015.

2013-2015 LTIP Performance Goals	Threshold Performance	Threshold % Payout	Target Performance	Target % Payout	Maximum Performance	Maximum % Payout	Actual Performance	Actual % Payout
EBITDA	$1,341.6 million	33%	$1,677.0 million	100%	$2,012.4 million	200%	$1,368.4 million	38.37	%(1)

(1)	Prorated for performance between payout levels.

Confidentiality — The Company’s EBITDA performance goals, used in the LTIP for each of the three year periods ending in fiscal year 2016, 2017 and 2018, are not included in this Compensation Discussion and Analysis section because the Company believes that disclosure of this information would cause the Company substantial competitive harm. In the rigid industrial packaging and the flexible products segments of the Company’s business, which account for over three-quarters of the Company’s revenues, the Company’s competitors are mostly privately-held companies that generally do not disclose their financial information, executive salaries and other key information to the public. Although the Company provides earnings guidance to investors, the Company attempts to incentivize key employees at levels above and below this guidance at a higher or lower percentage of their annual base salaries and the public disclosure of such levels could create confusion with investors. In addition, the public disclosure of the prospective targets and ranges of EBITDA under the LTIP would cause substantial competitive harm because, among other matters, the Company would be disclosing to its competitors the long-term bonus structure of its Named Executive Officers and other key employees and would be providing competitors with the Company’s anticipated level of earnings for the next three years, which could provide significant insight into the Company’s corporate initiatives and activities, including merger and acquisition activities and other growth plans. Furthermore, because the Company’s significant competitors in the rigid industrial packaging and the flexible products segments do not make similar disclosures, the Company’s detailed disclosure of targeted EBITDA gives a competitive advantage to its competitors.

For purposes of illustration and to provide context to our stockholders regarding the difficulty our Named Executive Officers face in achieving the performance targets under the LTIP, the percent of the target goal achieved for each performance target for each of the three year periods ending in the last three fiscal years is set forth below:

	EBITDA		Earnings per Share		Free Cash Flow
3-Year Period Ending Fiscal Year	Target Goal Achieved (%)	Target Goal Achievable (%)	Target Goal Achieved (%)	Target Goal Achievable (%)	Target Goal Achieved (%)	Target Goal Achievable (%)	Actual % Payout
2015	38	200	—	—	—	—	38%
2014	42	200	—	—	—	—	42%
2013	—	—	0	200	128	200	64%

Retirement and Deferred Compensation Plans

Pension Plans

The Greif, Inc. Pension Plan (the “Pension Plan”) is a tax-qualified defined benefit plan meeting the requirements of Section 401(a) of the Code. The Pension Plan is designed to provide benefits to those employees hired in the United States prior to November 1, 2007 who have long and continuous service before retirement. All eligible Named Executive Officers are able to participate in the 35% final average earnings benefit structure under the Pension Plan. Messrs. Hilsheimer and Signorelli are not eligible to participate in the Pension Plan, although Mr. Signorelli is a participant in other pension plans of the Company for non-U.S. employees. The Pension Plan provides for a monthly benefit for the participant’s lifetime upon reaching the normal retirement age under the Pension Plan, which is 65. The monthly benefit is calculated by multiplying the participant’s annual average compensation (calculated using the five highest years of compensation, capped at Code limits) by 35% and the number of years of service and divided by 12 months. Participants are 100% vested in the Pension Plan once they have been credited with five years of service with the Company. Thus, Messrs. Fischer, Martz and Watson are each 100% vested in the Pension Plan. Once a participant is 100% vested, the participant will have earned a nonforfeitable right to a benefit under the Pension Plan. Benefits commence at the later of age 65 or five years vested in the Pension Plan. The Pension Plan offers early retirement benefits at age 55 on a reduced basis with a required 15 years of service.

Mr. Signorelli participates in pension plans sponsored by subsidiaries of the Company in Brazil and the Netherlands, respectively. These pension plans provide benefits to Mr. Signorelli upon his reaching the normal retirement age under the plans, which is 60 and 65, respectively. Mr. Signorelli is 100% vested in each of the pension plans and has earned a non-forfeitable right to benefits under the plans. The Brazilian pension plan offers early retirement benefits at age 55 with a required 10 years of service. Mr. Signorelli’s Netherlands pension plan does not offer early retirement benefits.

Supplemental Executive Retirement Plans

The SERP provides benefits for a select group of executives, including the Named Executive Officers who participate in a Company sponsored pension plan. The benefit from applicable pension plans and the SERP is equal to a target percentage (ranging from 40% to 50% depending on job classification) times the executive’s highest three-year average compensation of the last five years worked by the executive and reduced for less than 20 years of continuous service and for receiving benefits prior to the executive’s normal retirement age. “Compensation” for purposes of the SERP includes base salary and payments under the STIP, and benefits are payable quarterly under the SERP for 15 years. “Normal retirement age” for purposes of the SERP is age 65. Vesting under the SERP requires 10 years of service or the attainment of the normal retirement age with at least five years of service.

Named Executive Officers who are not eligible to participate in a Company sponsored pension plan may participate in the DC SERP. Under this plan, each year the Company accrues into an account an amount equal to a specified percentage of the executive’s annual Compensation as his future retirement benefit. “Compensation” for purposes of the DC SERP includes base salary and payments under the STIP. This account is also credited annually with interest based on the discount rate used under the Pension Plan. Vesting under the DC SERP requires 10 years of service or the attainment of age 65 with at least five years of service. Vested executives are entitled to the payment of a future benefit upon retirement equal to the accrued amounts and credited interest, which is payable in equal installments quarterly over 15 years. As of the date of this Proxy Statement, Mr. Hilsheimer is the only Named Executive Officer participating in the DC SERP.

Defined Contribution/401(k) Plan

The Company maintains a tax-qualified defined contribution plan meeting the requirements of Section 401(k) of the Code, commonly called a 401(k) plan, for substantially all of its U.S. employees. The 401(k) plan is available on the same terms to all of our U.S. employees, including our Named Executive Officers who are U.S. employees. Each participant can elect to contribute from 0% to 100% of his or her base salary to the 401(k) plan, subject to Internal Revenue Service and ERISA limitations. The deferred amount is invested in accordance with the election of the participant in a variety of investment choices, including a Company stock fund. Subject to certain limitations, the Company has the option to match a participant’s contributions to the 401(k) plan. While a participant is always vested in his or her own salary reduction contributions, the right of a participant to amounts credited to his or her account as company-matching contributions is subject to vesting as provided by the 401(k) plan.

Nonqualified Deferred Compensation Plan

The Company has a nonqualified deferred compensation plan for the Company’s executive officers, including the Named Executive Officers, which allows them to defer income into a nonqualified plan. This plan is compliant with the regulations promulgated by the Internal Revenue Service under Section 409A of the Code and provides a vehicle for the executives to defer amounts higher than the IRS limits established for qualified plans. Although the Company has not done so to date, the Company may provide a match on any compensation deferred by the Named Executive Officers equivalent to the match that would have been made in the qualified plan but for such limits on the amount that could be contributed under the qualified plan. The Company may also make discretionary contributions into each officer’s account, but the Company has not done so to date. Base salary, STIP and LTIP payments are all eligible for deferral into this plan. There are no limits on the amounts of compensation eligible for deferral. For example, an executive officer may defer 100% of his or her compensation.

The deferred compensation and Company match (and Company contributions, if any) are deposited into a rabbi trust to protect and segregate the funds. Deferred funds are invested in the same range of investment options as are available in the Company’s qualified 401(k) plan.

Each year each Named Executive Officer makes an election whether or not to participate in the plan and at what level he or she wishes to defer. The executive also chooses the investment fund in which he or she wants the funds to be invested. In addition, the executive chooses the schedule on which these funds are to be distributed to them or their beneficiary upon retirement or death.

Perquisites

In addition to the compensation described above, the Company administers a health and wellness program for its executive officers, including its Named Executive Officers, which includes yearly general physical exams. Named Executive Officers may have under certain limited and atypical or emergency circumstances, personal use of the Company’s aircraft. The Company offers no other perquisites to the Named Executive Officers who work in the United States of America. Mr. Signorelli, who is based in Europe, is provided with a car in accordance with customary local practice as well as benefits customarily provided to employees on expatriate assignments, including a foreign service allowance and certain housing benefits. See Footnote (6) to the “Summary Compensation Table” for information concerning these perquisites.

Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines for our CEO and for our other executive officers and key employees. These guidelines are designed to better align the interests of our executives with that of our stockholders. In furtherance of the Company’s commitment to sound corporate governance, our CEO and other executive officers and key employees are required to hold shares of Company stock valued at the following multiple of their annual base salary:

Position	Ownership Level
Chief Executive Officer	5X Base Salary
Executive Officers	3X Base Salary
Key Employees	1X Base Salary

Executive officers and key employees have five years after initial participation in the LTIP or the attainment of a position that requires a higher threshold to satisfy compliance with these stock ownership guidelines. Executive officers and other key employee of the Company, including each of the Named Executive Officers, are required to retain 100% of the shares of their restricted stock awards under the LTIP (all of which shares are fully vested upon issuance) until they have satisfied the stock ownership threshold associated with their position. Once in compliance with the stock ownership guidelines associated with their position, executives and key employees will remain in compliance with these guidelines regardless of decreases in the trading price of the Company’s shares, changes to their base salary or immaterial dispositions of shares, until attainment of a position requiring a higher threshold, in which case the five-year compliance period starts again.

The Compensation Committee annually reviews compliance by our executives and key employees with these stock ownership guidelines. The Compensation Committee has determined that each of the Named Executive Officers who are currently employees of the Company are in compliance with the foregoing stock ownership guidelines or are within the five-year period for satisfying the stock ownership guidelines associated with their position.

Tax Considerations Affecting Compensation Decisions

Section 162(m) of the Code imposes a limit on the amount of compensation that the Company may deduct in any one year with respect to certain “covered employees,” unless certain specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Code, is fully deductible if the programs are approved by stockholders and meet other requirements. The STIP and LTIP have both been approved by our stockholders and thus are designed to permit us to receive a federal income tax deduction for the awards made pursuant to these incentive plans. However, we seek to maintain flexibility in compensating our executives, and as a result, our Compensation Committee has not adopted a policy requiring all compensation to be deductible.

In addition, if any of the Company’s “covered employees” average base salary during the three-year performance period under our LTIP exceeds by more than 130% such person’s base salary on the first day of the performance period, then such person’s average base salary for purposes of calculating the final award will be capped at 130% of such person’s base salary on the first day of the performance period.

2015 Performance Reviews of Chief Executive Officer and Other Named Executive Officers

In December 2015, the Compensation Committee reviewed the performance of the Named Executive Officers (other than Mr. Fischer since he would be leaving the Company and Mr. Signorelli since he was stepping down as an executive officer of the Company) based upon certain pre-established performance categories approved by the Compensation Committee. The performance categories were determined by the Compensation Committee to be aligned with the Company’s compensation policies and philosophies. These performance categories were also reviewed by Mr. Watson in connection with his recommendations to the Compensation Committee. These categories are as follows:

1.	Financial Performance Results

2.	Strategic Effectiveness and Innovation

3.	Business Management

4.	Talent Management

5.	Personal Effectiveness

The Compensation Committee adds “Board Relations” as an additional performance category for the CEO.

Mr. Watson reviewed Messrs. Hilsheimer and Martz based on the above five categories using three criteria — exceeds expectations, meets expectations and needs improvement, as well as using other subjective assessments of performance, and reported his subjective determinations to the Compensation Committee. No single factor was given specific relative weight by Mr. Watson or the Compensation Committee, but all of the factors were considered in the aggregate in their collective experience and reasoned business judgment. The Compensation Committee and Special Subcommittee considered the proposed adjustments, if any, to the base salary, STIP and LTIP compensation, and award opportunities for Messrs. Hilsheimer and Martz and determined they were at appropriate levels in light of the salaries and bonuses of other executive officers in equivalent roles in the Company’s peer group and market data provided by Towers Watson.

The Compensation Committee determined that based upon Mr. Watson’s appointment as CEO on November 1, 2015, they would conduct their first full review of his performance as CEO at the end of fiscal year 2016.

Executive Compensation Advisory Votes

At the 2011 annual meeting of the stockholders of the Company, the holders of Class B Common Stock approved an advisory vote on the Company’s executive compensation to its named executive officers every three years until the next required vote on frequency of stockholder votes on executive compensation. At the 2014 annual meeting of the stockholders of the Company, the holders of Class B Common Stock approved the compensation, as disclosed in the Compensation Discussion and Analysis section and compensation tables, as well as the other narrative executive compensation disclosures, contained in the Company’s definitive Proxy Statement for its 2014 Annual Meeting of Stockholders, of the Company’s named executive officers identified therein. The Board of Directors will hold the next advisory vote on executive compensation in 2017, at which time it will also hold the next required vote on frequency of stockholder votes on executive compensation.

Executive Compensation

Summary Compensation Table

The following table sets forth the compensation for the fiscal years ended October 31, 2015, 2014 and 2013 for the Company’s principal executive officer, principal financial officer (and those individuals acting in a similar capacity) and three other most highly compensated executive officers (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Peter G. Watson, President and Chief Executive Officer(6)	2015 2014 2013	555,388 506,346 —	— — —	77,607 86,083 —	— — —	381,788 393,253 —	148,484 90,279 —	15,832 10,005 —	1,179,099 1,085,966 —

Lawrence A. Hilsheimer, Executive Vice President and Chief Financial Officer	2015 2014 2013	641,250 300,000 —	— — —	122,504 829,650 —	— — —	525,450 199,388 —	682 — —	189,944 87,295 —	1,479,830 1,416,333 —

Gary R. Martz, Executive Vice President, General Counsel and Secretary(7)	2015 2014 2013	543,539 526,154 502,577	20,000 50,000 —	121,717 163,695 219,594	— — —	412,437 452,517 593,142	360,521 470,875 46,008	12,455 10,005 9,512	1,470,669 1,673,246 1,370,833

David B. Fischer, Former President and Chief Executive Officer(8)	2015 2014 2013	1,010,000 1,000,769 934,616	— — —	— 565,830 556,964	— — —	796,587 1,498,898 1,816,850	765,645 1,407,793 388,339	3,444,008 14,452 9,512	6,016,240 4,487,742 3,706,281

Ivan Signorelli, Former Senior Vice President and Group President(9)	2015 2014 2013	467,980 512,873 536,204	— — —	125,362 161,091 171,711	— — —	457,208 509,156 547,143	257,986 526,666 353,886	121,012 139,068 137,573	1,429,548 1,848,854 1,746,517

(1)	The amounts of base salary for fiscal years 2013, 2014 and 2015 reflect actual amounts paid to the respective Named Executive Officer for each fiscal year ended October 31. As discussed in “Compensation Discussion and Analysis — Elements of Our Compensation Program — Base Salary” above, the Company implements increases on a calendar year rather than a fiscal year basis.

(2)	Amounts represent the restricted share portion of LTIP awards, as described below (see “— Incentive Compensation Plans”) and as discussed in the “Compensation Discussion and Analysis — Long Term Incentive Plan” above, based upon the dollar amount recognized for financial statement reporting purposes during fiscal years 2015, 2014, and 2013, respectively, computed in accordance with Accounting Standards Certification (“ASC”) 718. For a discussion of the relevant ASC 718 valuation assumptions, see Note 1 in the Consolidated Financial Statements included in Item 8 of the 2014 Form 10-K. Mr. Hilsheimer’s amount for fiscal year 2014 also includes the aggregate grant date fair value, computed in accordance with ASC 718, of 15,000 restricted shares of the Company’s Class A Common Stock awarded to him under the Company’s 2001 Management Equity Incentive and Compensation Plan as a component of his hiring compensation package. This amount was determined by multiplying the closing price of the Company’s Class A Common Shares on the grant date ($55.31) by the number of restricted shares granted.

(3)	Amounts represent the cash awards earned under the Company’s STIP and LTIP. See “Compensation Discussion and Analysis — Elements of Our Compensation Program — Short Term Incentive Plan” and “— Long Term Incentive Plan.” The cash awards earned under the STIP and the LTIP for fiscal years 2014, 2013 and 2012 are as follows:

Name	Fiscal Year	Short Term Incentive Plan Awards ($)	Long Term Incentive Plan Awards ($)	Total Non- Equity Incentive Plan Compensation Awards ($)
Peter G. Watson	2015 2014 2013	281,064 303,478 —	100,724 89,775 —	381,788 393,253 —

Lawrence A. Hilsheimer	2015 2014 2013	366,454 199,388 —	158,996 — —	525,450 199,388 —

Gary R. Martz	2015 2014 2013	254,463 281,801 342,390	157,974 170,716 250,752	412,437 452,517 593,142

David B. Fischer	2015 2014 2013	796,587 908,798 1,180,850	— 590,100 636,000	796,587 1,498,898 1,816,850

Ivan Signorelli	2015 2014 2013	336,534 323,538 347,092	120,674 185,618 200,051	457,208 509,156 547,143

(4)	Amounts represent the change in the pension value for each Named Executive Officer, including amounts accruing under the Pension Plan, other company pension plans, the SERP and the DC SERP. None of the Named Executive Officers who participate in the nonqualified deferred compensation plan receive preferential or above market earnings. During fiscal 2015, the Company accrued above market interest with respect to the DC SERP, a nonqualified defined contribution plan, for Mr. Hilsheimer in the amount of $682 which equaled the difference between the interest accrued at 4.25% and that which would have accrued at 3.47% (120% of the long term applicable federal rate for October 2014).

(5)	For Named Executive Officers based in the United States, amounts represent the Company’s match of employee contributions to the 401(k) plan, premiums paid for life insurance and the value of the annual wellness physical and any other perquisites paid by the Company to or on behalf of such Named Executive Officers during the fiscal years 2015, 2014 and 2013.

Name	Year	Company Match for 401(k) Plan ($)	Company paid Life Insurance Premiums ($)	Value of Wellness Physical Exams ($)	DC SERP ($)†	Perquisites and Other Personal Benefits ($)††	Total All Other Compensation ($)
Peter G. Watson	2015 2014 2013	11,177 7,800 —	2,255 2,205 —	2,400 — —	— — —	— — —	15,832 10,005 —

Lawrence A. Hilsheimer	2015 2014 2013	7,800 7,800 —	2,255 735 —	2,400 — —	177,489 78,760 —	— — —	189,944 87,295 —

Gary R. Martz	2015 2014 2013	7,800 7,800 7,650	2,255 2,205 1,862	2,400 — —	— — —	— — —	12,455 10,005 9,512

David B. Fischer	2015 2014 2013	7,800 7,800 7,650	2,255 2,205 1,862	2,400 2,500 —	— — —	3,431,553 1,947 —	3,444,008 14,452 9,512

Ivan Signorelli	2015 2014 2013	— — —	2,813 3,173 3,404	— — —	— — —	118,199 135,895 134,169	121,012 139,068 137,573
†	This column includes pay credits and non-above market interest credits accrued with respect to the DC SERP.

††	This column typically includes benefits related to expatriate assignments and other miscellaneous benefits, including incremental value for the personal use of the corporate aircraft. The incremental cost to the Company of personal use of the Company aircraft is calculated on average hourly cost by adding variable operating costs for fuel, maintenance, engine reserves, weather monitoring, crew expenses, and landing/ramp fees. The methodology excludes fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft and non-trip related hangar and insurance expenses.

The amount for Mr. Fischer for 2014 represents the incremental value of the personal use of the corporate aircraft by Mr. Fischer. The amount for Mr. Fischer for 2015 includes compensation agreed to in connection with his separation from the Company, including severance and COBRA healthcare premiums that are conditioned upon Mr. Fischer’s future employment status. Assuming all payments are made and healthcare premiums remain consistent over the entire period, the amount of the payments are set forth below.

Amount($)
Severance Payments	2,150,000
LTIP Equivalent Payment	1,224,145
Professional Fee Reimbursement	35,000
COBRA Healthcare Premium Payments	22,408

Total	3,431,553

The amount for Mr. Signorelli represents expatriate plan benefits related to his assignment in Europe, such as the provision of a car, a foreign service allowance and a housing allowance paid by the Company to or on behalf of Mr. Signorelli during the fiscal years 2015, 2014 and 2013 as set forth below.

	Company Car ($)	Foreign Service Allowance ($)	Housing Allowance ($)
2015	19,307	46,795	52,097
2014	21,779	51,334	62,782
2013	15,236	53,635	65,296

(6)	Mr. Watson was appointed President and Chief Executive Officer as of November 1, 2015. During fiscal 2015, Mr. Watson served as Chief Operating Officer.

(7)	Mr. Martz’s discretionary cash bonus amounts were related to additional responsibilities assumed and other services provided during the applicable fiscal period.

(8)	Mr. Fischer resigned from his position as President and Chief Executive Officer as of October 31, 2015 although he remained with the company through December 31, 2015 in support of the transition to his successor.

(9)	Mr. Signorelli retired from the Company as an executive officer on December 31, 2015. Mr. Signorelli’s compensation is paid in Euros and has been converted to U.S. Dollars using an exchange rate of 1.1251, 1.2692 and 1.3616 for 2015, 2014 and 2013, respectively.

Grants of Plan-based Awards in Fiscal 2015

The following table summarizes grants of non-equity and stock-based compensation awards made during fiscal 2015 to the Named Executive Officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter G. Watson
Long term	01/23/2015	579,315	1,755,499	3,510,997	—	—	—	—	—	—	—
Short term	01/23/2015	196,000	392,000	784,000	—	—	—	—	—	—	—

Lawrence A. Hilsheimer
Long term	01/23/2015	360,377	1,092,050	2,184,100	—	—	—	—	—	—	—
Short term	01/23/2015	243,750	487,500	975,000	—	—	—	—	—	—	—

Gary R. Martz
Long term	01/23/2015	254,919	772,482	1,544,964	—	—	—	—	—	—	—
Short term	01/23/2015	177,450	354,900	709,800	—	—	—	—	—	—	—

David B. Fischer
Long term	01/23/2015	1,040,191	3,152,095	6,304,191	—	—	—	—	—	—	—
Short term	01/23/2015	555,500	1,111,000	2,222,000	—	—	—	—	—	—	—

Ivan Signorelli
Long term	01/23/2015	187,505	568,196	1,136,391	—	—	—	—	—	—	—
Short term	01/23/2015	140,448	280,896	561,792	—	—	—	—	—	—	—

(1)

In fiscal 2015, each Named Executive Officer was selected to participate in the LTIP for the performance period beginning November 1, 2014 and ending October 31, 2017. If the performance goals are achieved for that performance period, then awards will be made based on a percentage of such person’s average base salary (exclusive of any bonus and other benefits) during the three-year performance period. However, if such person’s average base salary during the three-year performance period exceeds by more than 130% the base salary of such person on the first day of the performance period, then such person’s average base salary for purposes of calculating the final award will be capped at 130% of such person’s base salary on the first day of the performance period. For the performance period, the threshold and maximum levels are 33% and 200%, respectively, of the target award. Estimated future payouts are based on the Named Executive Officer’s salary as of January 1, 2015, and are to be paid 50% in cash and 50% in restricted shares of the Company’s Class A and/or Class B Common Stock, as determined by the Special Subcommittee, with the number of restricted shares awarded being based on the average closing price of such restricted shares during the 90-day period preceding the day that the performance criteria for the performance period was established. See “Compensation Discussion and Analysis — Elements of Our Compensation Program — Long Term Incentive Plan.”

(2)	In fiscal 2015, each Named Executive Officer was selected to participate in the STIP. Under the STIP, threshold, target and maximum levels of each individual Named Executive Officer’s award potential are established for each performance period, based on applicable RONA calculations. Approved target awards for fiscal 2015 are based upon a percentage of the Named Executive Officer’s base salary paid during fiscal 2015 as follows: Mr. Fischer, 110%; for Mr. Hilsheimer, 75%; for Mr. Watson, 70%; for Mr. Martz, 65%; and for Mr. Signorelli, 60%. See “Compensation Discussion and Analysis — Elements of Our Compensation Program — Short Term Incentive Plan.” The actual payments earned by each Named Executive Officer in fiscal 2015 and paid in fiscal 2016 are shown in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.

Stock-based Compensation

Since 2006, the Company has not issued stock options or made stock awards to its executive officers or employees, other than as a component of the LTIP or in certain circumstances, as a component of compensation packages offered to attract new key employees. Although it is the Compensation Committee’s current intention to use only the LTIP for stock-based compensation to executive officers and other key employees, stock option and stock awards could be granted by the Company’s Compensation Committee under the Company’s 2001 Management Equity Incentive and Compensation Plan (the “2001 Plan”). The 2001 Plan provides for the award of incentive and nonqualified stock options and restricted and performance shares of Class A Common Stock to key employees. The maximum number of shares that could be issued each year is determined by a formula that takes into consideration the total number of shares outstanding and is also subject to certain limits. In addition, the maximum number of shares that may be issued under the 2001 Plan during its term for incentive stock options is 5,000,000 shares. The shares of Class A Common Stock subject to the 2001 Plan have been registered under the Securities Act of 1933. No option may vest less than two years after the grant date and or be exercised greater than ten years after its grant date. In addition, no options granted under the 2001 Plan can be repriced by the Company or repurchased by the Company without stockholder approval. In general, options may not be transferred by the option holder, except that the Compensation Committee may, in its sole discretion, permit transfers by the option holder to his or her spouse, children, grandchildren and certain other relatives or a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons.

In fiscal year 2014, Mr. Hilsheimer was awarded 15,000 restricted shares of the Company’s Class A common stock under the 2001 Plan as part of his compensation package. The shares are subject to forfeiture in the event Mr. Hilsheimer ceases to be an active full-time employee of the Company, but the risk of forfeiture lapses on the restricted shares in equal tranches of 5,000 shares on each of the first, second and third anniversaries of the date of Mr. Hilsheimer’s start date (May 12, 2014).

Equity Compensation Plan Information(1)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders(2)	—	—		(3)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total:	—	—	—

(1)	Information as of October 31, 2015.

(2)	These plans include the 2001 Plan and the 2005 Outside Directors Equity Award Plan, under which shares of the Company’s Class A Common Stock may be issued, and the LTIP, under which restricted shares of the Company’s Class A and Class B Common Stock may be issued. See “Compensation Discussion and Analysis — Elements of Our Compensation Program — Long Term Incentive Plan,” “Executive Compensation — Stock-based Compensation,” and “Director Compensation for Fiscal 2015 — Director Compensation Arrangements” for a further description of these plans. Stock options are no longer issued under the incentive stock option plan.

(3)	Presently no shares of Class A Common Stock remain available for future issuance under the 2005 Outside Directors Equity Award Plan as the plan expired pursuant to its terms on February 28, 2015. Assuming that Proposal No. 2 in this Proxy Statement is approved by the stockholders, the term of such plan will be extended and 226,168 shares of Class A Common Stock will remain available for future issuance under the plan. The LTIP does not contain a limit on, or a formula for calculating, the number of shares available for future issuance under that Plan. The 2001 Plan contains a formula for calculating the number of shares available for future issuance under that Plan. This formula provides that the maximum number of shares which may be issued each calendar year under the 2001 Plan is equal to the sum of (a) 5.0% of the total outstanding shares as of the last day of the Company’s immediately preceding fiscal year, plus (b) any shares related to awards under the 2001 Plan that, in whole or in part, expire or are unexercised, forfeited, or otherwise not issued to a participant or returned to the Company, plus (c) any unused portion of the shares available under (a), above, for the immediately preceding two fiscal years as a result of not being made subject to a grant or award in such preceding two fiscal years. The approximate number of shares that may be issued under the 2001 Plan in fiscal 2016 is 3,900,000 shares. The maximum number of shares that may be issued under the 2001 Plan with respect to incentive stock options is 5,000,000 shares (1,072,311 shares remain available for future issuance under this limitation).

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes stock-based compensation awards outstanding as of the end of fiscal 2015 for the Named Executive Officers. As discussed in “Stock-based Compensation” above, since 2006, the Company has not issued stock options or made stock awards to its executive officers or employees, including the Named Executive Officers, other than as a component of the LTIP or in certain circumstances, as a component of compensation packages offered to attract new key employees.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Exercise Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Peter G. Watson	—	—	—	—	—	—	—	—	—
Lawrence A. Hilsheimer (1)	—	—	—	—	—	10,000	327,800	—	—
Gary R. Martz	—	—	—	—	—	—	—	—	—
David B. Fischer	—	—	—	—	—	—	—	—	—
Ivan Signorelli	—	—	—	—	—	—	—	—	—

(1)	In fiscal year 2014, Mr. Hilsheimer was awarded 15,000 restricted shares of the Company’s Class A common stock under the 2001 Plan as a component of his hiring compensation package. The shares are subject to forfeiture in the event Mr. Hilsheimer ceases to be an active full-time employee of the Company, but the risk of forfeiture lapses on the restricted shares in equal tranches of 5,000 shares on each of the first, second and third anniversaries of the date of Mr. Hilsheimer’s start date (May 12, 2014). The closing price of the Company’s Class A Common Stock on October 31, 2015 was $32.78.

Option Exercises and Stock Vested

The following table summarizes stock-based compensation awards exercised or vested during fiscal 2015 by the Named Executive Officers.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Peter G. Watson	—	—
Lawrence A. Hilsheimer(1)	—	—	5,000	205,700
Gary R. Martz	—	—
David B. Fischer	—	—
Ivan Signorelli	—	—

(1)

In fiscal year 2014, Mr. Hilsheimer was awarded 15,000 restricted shares of the Company’s Class A common stock under the 2001 Plan as a component of his hiring compensation package with an aggregate fair value of $829,650 based upon the closing price of the Company’s Class A Common Stock on May 12, 2014 of $55.31. The shares are subject to forfeiture in the event Mr. Hilsheimer ceases to be an active full-time employee of the Company, but the risk of forfeiture lapses on the restricted shares in equal tranches of 5,000 shares on each of the first, second and third anniversaries of the date of Mr. Hilsheimer’s start date (May 12, 2014). The closing price of the Company’s Class A Common Stock on May 12, 2015 was $41.14.

Pension Benefits

The table below sets forth the years of service and present value of the accumulated benefit for each of the eligible Named Executive Officers under the Pension Plan and other pension plans sponsored by subsidiaries of the Company and the SERP as of October 31, 2015.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)(2)(3)	Payments During Last Fiscal Year ($)
Peter G. Watson	Pension Plan	16	466,634	—
	SERP	4	90,049	—
Lawrence A. Hilsheimer	Pension Plan SERP	— —	— —	— —
Gary R. Martz	Pension Plan	14	387,000	—
	SERP	14	1,837,739	—
David B. Fischer	Pension Plan	11	261,157	—
	SERP	11	3,711,841	—
Ivan Signorelli	Brazil Pension	15	271,391	—
	Netherlands Pension	10	1,994,306	—
	SERP	24	1,995,237	—

(1)	Assumptions for calculations:

(A)	Age 65 commencement;

(B)	No decrements for death nor termination prior to age 65;

(C)	RP-2014 Projected Mortality for the Pension Plan and the AP Prognosetafel 2014 mortality table for the Netherlands Pension;

(D)	Discount rates for the Pension Plan of 4.40%, 4.25% and 4.75% as of October 31, 2015, October 31, 2014 and October 31, 2013, respectively; and discount rates for the Netherlands Pension of 1.98%, 2.20% and 3.50% as of October 31, 2015, October 31, 2014 and October 31, 2013, respectively.

(E)	Pension Plan benefits accrued to December 31, 2004 are payable as a lump sum and valued using a 0.25% lower discount rate and Revenue Ruling 2008-65 mortality.

(2)	See Note 13 in the Notes to Consolidated Financial Statements included in Item 8 of the 2015 Form 10-K for a discussion of the valuation method and material assumptions applied in quantifying the present value of the accumulated benefit.

(3)	Mr. Signorelli’s Netherlands Pension benefits were calculated in Euros and converted to U.S. Dollars using an exchange rate of 1.10485, 1.27345 and 1.3785 for 2015, 2014 and 2013, respectively. In addition, his Brazil Pension benefits were calculated in Brazilian Reais and converted to U.S. Dollars using an exchange rate of 0.2562, 0.4148 and 0.4565 for 2015, 2014 and 2013, respectively.

Non-Qualified Deferred Compensation

No compensation was deferred during fiscal 2015 by the Named Executive Officers under the nonqualified deferred compensation plan described above.

Potential Payments Upon Termination or Change in Control

The Company has no plans, agreements, contracts or other arrangements providing any Named Executive Officer with severance or change-in-control benefits.

Agreements with Named Executive Officers

The Company does not have an employment agreement with any Named Executive Officer. All the Named Executive Officers, as well as other participants in the LTIP, have agreed to certain post-employment covenants prohibiting them from becoming involved in any enterprise which competes with any business engaged in by the Company or its subsidiaries.

On December 4, 2015, the Company and Mr. Fischer entered into an agreement regarding his separation from the Company. Under the separation agreement, Mr. Fischer agreed to resign as a member of the Board of Directors of the Company and as a member of each board of directors or management board and as an officer of all subsidiaries and affiliates of the Company, effective as of October 31, 2015. Mr. Fischer remained an employee of the Company through December 31, 2015 to assist with the CEO transition. Under the separation agreement, Mr. Fischer is subject to customary restrictive covenants concerning confidentiality, noncompetition, nonsolicitation and nondisparagement. Under the separation agreement, Mr. Fischer received payments of base salary, severance, bonus equivalents and healthcare premium payments, which are described in the “Summary Compensation Table” and the footnotes thereto.

AUDIT COMMITTEE

During fiscal 2015, the Audit Committee members were Vicki L. Avril (Chairperson), Bruce A. Edwards, John F. Finn and John W. McNamara. The Audit Committee’s primary responsibilities include the following:

•	overseeing the integrity of the financial statements of the Company;

•	overseeing the Company’s compliance with legal and regulatory requirements;

•	overseeing the Company’s independent auditors’ qualifications and independence;

•	monitoring and evaluating the Company’s independent auditors and internal audit function; and

•	reviewing management’s performance related to the assessment and management of risk. (See “Board’s Role in Risk Management Oversight” for the Audit Committee’s role in risk management.)

The Board has adopted a written charter for the Audit Committee, a copy of which is posted on the Company’s website at www.greif.com under “Investors — Corporate Governance.” The Company’s Board of Directors has determined that the current chairperson of the Audit Committee, Ms. Vicki L. Avril, is an “audit committee financial expert” as that term is defined by applicable SEC regulations. All of the members of the Audit Committee meet the categorical standards of independence adopted by the Board and are independent directors as defined in the NYSE listing standards and the applicable regulations of the Securities and Exchange Commission. See “Corporate Governance-Director Independence.”

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for monitoring and reviewing the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. In fulfilling its responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the 2015 Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. Throughout the year, the Audit Committee also monitored the results of the testing of internal control over financial reporting pursuant to §404 of the Sarbanes-Oxley Act of 2002, reviewed a report from management and internal audit regarding the design, operation and effectiveness of internal control over financial reporting, and reviewed a report from Deloitte & Touche LLP regarding the effectiveness of internal control over financial reporting.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). In addition, the Audit Committee received written disclosures regarding the independent auditors’ independence from management and the Company, and received a letter confirming that fact from the independent auditors, which included applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets separately with the internal and independent auditors, with and without management present, and separately with management, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

As discussed above, the Audit Committee is responsible for monitoring and reviewing the Company’s financial reporting process. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s consolidated financial statements. The Audit Committee’s review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the PCAOB, or that the Company’s independent auditors are in fact “independent.”

The Audit Committee receives regular reports from the Company’s General Counsel with respect to matters coming within the scope of the Company’s Code of Business Conduct and Ethics. The CEO and the principal financial officer have each agreed to be bound by the Code of Business Conduct and

Ethics and the Sarbanes-Oxley Act mandated Code of Ethics for Senior Financial Officers. The Company has also implemented and applied the Code of Business Conduct and Ethics throughout the Company. It also has in place procedures for the receipt of complaints concerning the Company’s accounting, internal accounting controls, or auditing practices, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing practices.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the 2015 Form 10-K for filing with the Securities and Exchange Commission. The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent auditors for the 2016 fiscal year.

Submitted by the Audit Committee of the Board of Directors.

Vicki L. Avril, Committee Chairperson

Bruce A. Edwards

John F. Finn

John W. McNamara

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors. As part of this responsibility, the Audit Committee is required to pre-approve the audit and permissible non-audit services performed by the independent auditors in order to assure that such services do not impair the auditors’ independence from the Company. The Securities and Exchange Commission has issued rules specifying the types of services that independent auditors may not provide to their audit client, as well as the audit committee’s administration of the engagement of the independent auditors. Accordingly, the Audit Committee has adopted a Pre-Approval Policy (the “Policy”), which sets forth the procedures and the conditions under which services proposed to be performed by the independent auditors must be pre-approved.

Pursuant to the Policy, certain proposed services may be pre-approved on a periodic basis so long as the services do not exceed certain pre-determined cost levels. If not pre-approved on a periodic basis, proposed services must otherwise be separately pre-approved prior to being performed by the independent auditors. In addition, any proposed services that were pre-approved on a periodic basis but later exceed the pre-determined cost level would require separate pre-approval of the incremental amounts by the Audit Committee.

The Audit Committee has delegated pre-approval authority to the Chairperson of the Audit Committee for proposed services to be performed by the independent auditors for up to $100,000. Pursuant to such Policy, in the event the Chairperson pre-approves services, the Chairperson is required to report decisions to the full Audit Committee at its next regularly-scheduled meeting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Deloitte & Touche LLP served as the Company’s independent registered public accounting firm for the fiscal year ended October 31, 2015. It is currently expected that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions from stockholders. The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.

Change of Independent Registered Public Accounting Firm

On July 3, 2014, Ernst & Young LLP, at that time the Company’s independent registered public accounting firm, informed the Company that it was resigning as the Company’s independent registered public accounting firm effective after the Company filed its Form 10-Q for the fiscal quarter ending July 31, 2014 (the “2014 Third Quarter Form 10-Q”), which event occurred on August 29, 2014. For the fiscal years ended October 31, 2013 and 2012, the reports of Ernst & Young LLP on the Company’s consolidated financial statements did not contain an adverse opinion, or a disclaimer of opinion, nor were any such reports qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of consolidated financial statements for each of the Company’s fiscal years ended October 31, 2013 and 2012 and the subsequent period through August 29, 2014, there were no disagreements between Ernst & Young LLP and the Company regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference thereto in its reports on the financial statements for such years. As disclosed in the Company’s Form 10-Ks for the fiscal years ended October 31, 2013 and 2012 (the “2013 and 2012 Form 10-Ks”) and in the 2014 Third Quarter

Form 10-Q, management had concluded, as of the applicable dates, that the Company had not maintained effective internal control over financial reporting as of October 31, 2013 and 2012 and as of July 31, 2014 as a result of material weaknesses described in Item 9A of the 2013 and 2012 Form 10-Ks and in Item 4 of the 2014 Third Quarter Form 10-Q, which disclosures are incorporated herein by reference. Ernst & Young LLP issued an adverse opinion on the effectiveness of internal controls over financial reporting as of October 31, 2013 and 2012 as a result of these material weaknesses. The Audit Committee discussed the material weaknesses in the Company’s internal control over financial reporting with Ernst & Young LLP and authorized Ernst & Young LLP to respond fully to the inquiries from the Company’s new independent public accounting firm concerning such material weaknesses.

The Company provided Ernst & Young with copies of the Company’s Form 8-K filed on July 8, 2014 (the “Initial Form 8-K”) and Form 8-K/A filed on September 3, 2014 (the “Amended Form 8-K”) reporting the change in the Company’s independent registered public accounting firm for the fiscal year ended October 31, 2014 containing substantially the same disclosures as above and requested that Ernst & Young LLP provide the Company with letters addressed to the Securities and Exchange Commission stating whether or not Ernst & Young LLP agreed with the disclosures contained in the Initial Form 8-K and the Amended Form 8-K. The Ernst & Young LLP letters dated July 8, 2014 and September 3, 2014, respectively, are filed as Exhibits 16(a) and 16(b) to the Amended Form 8-K.

On August 26, 2014, the Audit Committee engaged Deloitte & Touche LLP as the Company’s new independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending October 31, 2014, and the effectiveness of the Company’s internal control over financial reporting as of October 31, 2014. Deloitte & Touche LLP’s engagement to serve as the Company’s new independent registered public accounting firm was effective upon Ernst & Young LLP’s resignation on August 29, 2014. As part of the engagement process, the Company and Deloitte & Touche LLP identified certain non-audit services that Deloitte & Touche LLP (or another firm in its global network of firms) performed for the Company during the 2014 fiscal year that were not permitted under the SEC’s auditor independence rules. The Audit Committee and Deloitte & Touche LLP discussed these non-audit services and concluded that the provision of these non-audit services would not affect Deloitte & Touche LLP’s objectivity or its impartiality and would not impair its ability to serve as the Company’s independent registered public accounting firm. The services that Deloitte & Touche LLP or another firm in Deloitte & Touche LLP’s global network of firms performed for the Company during fiscal year 2014 were as follows:

•

The Company had engaged Deloitte & Touche LLP Corporate Finance LLC (“Deloitte & Touche LLP Corporate Finance”) during fiscal year 2014 to assist in the divestiture of a certain non-material business under a contingent fee arrangement. The services included assisting the Company in identifying potential acquirers, coordinating aspects of the sale process, and advising on aspects of the transaction agreements. In connection with this engagement, Deloitte & Touche LLP did not provide any advice regarding the application of accounting principles to the transaction. In addressing this matter, the non-audit services were terminated upon the signing of the sale agreement for the divestiture, which occurred on August 7, 2014. Prior to that date, this engagement was converted to a fixed fee arrangement, with total fees of approximately $1.3 million. The Audit Committee also observed that Deloitte & Touche LLP had no contingent liability related to this matter, and that there would be no adjustment to the fixed fee if the transaction did not close.

•

Deloitte & Touche LLP provided loaned staff resources to the Company in two instances. Deloitte & Touche LLP provided a loaned staff resource to the Company’s subsidiary in Belgium to assist with review of account reconciliations related to an intercompany loan portfolio and capital expenditures related to the implementation of the Company’s enterprise resource system in Europe. These services terminated in May 2014. Deloitte & Touche LLP

Tax in the United States also provided loaned staff services to the Company to assist in the preparation of certain informational tax returns. These services terminated in April 2014. Deloitte & Touche LLP Tax in the United States also performed services under a contingent fee arrangement related to review of certain of the Company’s state and local income tax returns from prior years. The fees for the services described above were approximately $300,000 in the aggregate during fiscal year 2014. In addressing these loaned staff and tax review matters, the Company has taken several steps, including (i) converting the fee arrangements for the state and local tax return review from contingent fee arrangements to fixed fee arrangements, and (ii) engaging other accounting and auditing firms to review the work performed by the loaned staff personnel assigned to the Company’s subsidiary in Belgium as well as the loaned staff that prepared certain informational tax returns. Also, none of the Deloitte & Touche LLP professionals who performed any of the loaned staff services were to participate on Deloitte & Touche LLP’s engagement team for the Company’s fiscal year 2014 audit.

During the Company’s fiscal years ended October 31, 2013 and 2012 and prior to engaging Deloitte & Touche LLP on August 26, 2014, neither the Company nor anyone on its behalf consulted Deloitte & Touche LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in connection with which either a written report or oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

Audit and Other Services Fees

All services to be provided by the Company’s independent auditors are pre-approved by the Audit Committee, including audit services, audit-related services, tax services and certain other services. See “Audit Committee Pre-Approval Policy.” Aggregate fees billed to the Company for each of the fiscal years ended October 31, 2014 and October 31, 2015 by Deloitte & Touche LLP and Ernst & Young LLP (primarily related to statutory audits and obtaining consents with respect to financial periods presented when Ernst & Young LLP was the Company’s independent registered public accounting firm) were as follows:

	2015		2014
Type of Service	Ernst & Young	Deloitte	Ernst & Young	Deloitte
Audit Fees(1)	$369,000	$7,241,000	$4,600,000	$8,200,000
Audit-Related Fees(2)	$32,450	$694,000	$183,000	—
Tax Fees(3)	—	$1,355,400	$30,000	$722,000
All Other Fees(4)	—	$15,408	—	$1,625,622

Total	$401,450	$9,305,808	$4,813,000	$10,547,622

(1)	Comprises the audits of the Company’s annual financial statements and internal controls over financial reporting and reviews of the Company’s quarterly financial statements, as well as statutory audits of Company subsidiaries, attest services and consents to SEC filings. For fiscal 2014, the audit fees include an additional $2,000,000 of fees paid to Deloitte & Touche LLP and $500,000 of fees paid to Ernst & Young LLP related to the fiscal 2014 audit that were paid after the preparation of the proxy statement related to the 2015 Annual Meeting of Stockholders.

(2)	Comprises employee benefit plan audits and consultations regarding financial accounting and reporting.

(3)	Comprises services for tax compliance, tax planning and tax advice. Tax compliance includes services for compliance related tax advice, as well as the preparation and review of both original and amended tax returns for the Company and its consolidated subsidiaries. Tax compliance related fees represented $1,009,003 and $745,000 of the tax fees for fiscal 2015 and 2014, respectively. The remaining tax fees primarily include tax advice.

(4)	Comprises other miscellaneous services including $1,625,622 from Deloitte Corporate Finance LLC in fiscal 2014 related to investment advisory services in connection with the divestiture of a business and with various loan staffing services.

None of the services described as “Audit-Related Fees,” “Tax Fees,” or “All Other Fees” in the table above were approved by the Audit Committee pursuant to the waiver procedure set forth in 17 CFR 210.2-01 (c)(7)(i)(C).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During fiscal year 2015, the Company retained the law firm of Baker & Hostetler LLP to perform certain legal services on its behalf. Daniel J. Gunsett, a partner in that firm, is a director of the Company and a member of the Compensation, Executive, Nominating and Stock Repurchase Committees. The Company anticipates retaining Baker & Hostetler LLP in the 2016 fiscal year. The Board has affirmatively determined that Mr. Gunsett meets the categorical standards of independence adopted by the Board and is an independent director as defined in the NYSE listing standards. See “Corporate Governance-Director Independence.”

The Company has a written policy for the approval of a transaction between the Company and one of its directors, executive officers, greater than 5% Class B stockholders, an entity owned or controlled by such persons, or an immediate family member of such persons, which is generally referred to as a related party transaction. This policy provides that the Audit Committee must review, evaluate and approve or disapprove all related party transactions involving an amount equal to or greater than $5,000. This policy also requires that all related party transactions be disclosed in the Company’s applicable filings as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules. In addition, the Nominating Committee, which advises the Board of Directors on corporate governance matters, independently reviews and assesses corporate governance issues related to contemplated related party transactions.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2017 annual meeting of stockholders (scheduled for March 7, 2017) must be received by the Company for inclusion in the Proxy Statement and form of proxy on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement. If a stockholder intends to present a proposal at the 2017 annual meeting of stockholders, but does not seek to include such proposal in the Company’s Proxy Statement and form of proxy, such proposal must be received by the Company on or prior to 45 days in advance of the first anniversary of the date of this Proxy Statement or the persons named in the form of proxy for the 2017 annual meeting of stockholders will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in the Company’s Proxy Statement or form of proxy. Furthermore, stockholders must follow the procedures set forth in Article I, Section 8, of the Company’s Second Amended and Restated By-Laws, as amended in order to present proposals at the 2017 annual meeting of stockholders.

OTHER MATTERS

The proxy card enclosed with this Proxy Statement is solicited from Class B stockholders by and on behalf of the Board of Directors of the Company. A person giving the proxy has the power to revoke it.

The expense for soliciting proxies for this Annual Meeting of Stockholders is to be paid by the Company. Solicitations of proxies also may be made by personal calls upon or telephone or telegraphic communications with stockholders, or their representatives, by not more than five officers or regular employees of the Company who will receive no compensation for doing so other than their regular salaries.

Management knows of no matters to be presented at the Annual Meeting of Stockholders other than the above proposals. However, if any other matters properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

/s/ Gary R. Martz

Gary R. Martz

Secretary

January 15, 2016

EXHIBIT A

GREIF, INC.

2005 OUTSIDE DIRECTORS EQUITY AWARD PLAN

[For reference purposes, proposed deletions are indicated by strikethrough while additions are underlined/bolded.]

§1. Purpose

The purpose of the 2005 Outside Directors Equity Award Plan (the “Plan”) of Greif, Inc., a Delaware corporation (the “Company”), is to assist the Company in attracting and retaining qualified members of its Board of Directors. The Plan provides for equity ownership opportunities to Outside Directors (as defined in §3 of the Plan) in order to encourage and enable them to participate in the Company’s future prosperity and growth and to better match their interests with those of stockholders. The Plan seeks to achieve its purpose by granting to Outside Directors equity-based awards in the form of: (a) stock options to purchase shares of Class A Common Stock, without par value, of the Company (“Shares”), which options are not intended to qualify as incentive stock options (the “Stock Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (b) Shares which may be subject to restrictions on transfer, as further described in §7 of the Plan (the “Restricted Shares”); and (c) stock appreciation rights (“SARs”) subject to §8 of the Plan. The Stock Options, Restricted Shares and SARs are collectively referred to as the “Awards.”

§2. Administration.

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors, which shall have the power and authority to grant Awards to Outside Directors. The Committee shall have the authority to: (a) select Outside Directors as recipients of Awards (such recipients, “Participants”); (b) grant Stock Options, Restricted Shares, SARs, or any combination thereof; (c) determine the number and type of Awards to be granted; (d) determine the terms and conditions, not inconsistent with the terms hereof, of any Award; (e) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, but subject to §15 of the Plan; (f) interpret the terms and provisions of the Plan and any Award granted and any agreements relating thereto; and (g) take any other actions the Committee considers appropriate in connection with, and otherwise supervise the administration of, the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee’s sole discretion and shall be final and binding on all persons.

§3. Eligibility.

The persons eligible to receive Awards under the Plan shall include only individuals who are directors of the Company and who are not employees of the Company or any subsidiary or affiliate of the Company (each such individual, an “Outside Director”), including members of the Committee who are Outside Directors.

§4. Shares Subject to Plan

The total number of Shares reserved and available for issuance pursuant to Awards hereunder shall be ~~One~~ Four Hundred Thousand (~~1~~400,000) Shares (“Available Shares”). The Available Shares may consist, in whole or in part, of authorized but unissued Shares, treasury Shares, or previously issued Shares re-acquired by the Company, including Shares purchased on the open market.

§5. Grant of Awards.

Stock Options, Restricted Shares, and SARs may be granted alone or in addition to other Awards granted under the Plan. Any Awards granted under the Plan shall be in such form as the Committee may from time to time approve, consistent with the Plan, and the provisions of Awards need not be the same with respect to each Participant.

Each Award granted under the Plan shall be authorized by the Committee and shall be evidenced by a written Stock Option Award Agreement, Restricted Share Award Agreement, or SAR Unit Award Agreement, as the case may be (collectively, “Award Agreements”), in the form approved by the Committee from time to time, which shall be dated as of the date approved by the Committee in connection with the grant, signed by an officer of the Company authorized by the Committee, and signed by the Participant, and which shall describe the Award and state that the Award is subject to all the terms and provisions of the Plan and such other terms and provisions, not inconsistent with the Plan, as the Committee may approve. The date on which the Committee approves the granting of an Award shall be deemed to be the date on which the Award is granted for all purposes, unless the Committee otherwise specifies in its approval. The granting of an Award under the Plan, however, shall be effective only if and when a written Award Agreement is duly executed and delivered by or on behalf of the Company and the Participant. See §10 of the Plan with respect to the determination of the fair market value of Shares as of a given date.

§6. Stock Options.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate.

(a) Exercise Price.

The exercise or purchase price of each Share issuable upon the exercise of a Stock Option shall be the fair market value of one Share at the time such Stock Option is granted, as determined under §10 of the Plan. The exercise price per Share of any Stock Option granted under the Plan shall not be changed or modified after the time such Stock Option is granted unless such change or modification is made with the prior approval of the holders of a majority of the shares of Class B Common Stock of the Company.

(b) Exercise of Stock Options.

Stock Options shall be fully vested and exercisable on the date granted.

(c) Term.

Subject to §6(f) of the Plan, each Stock Option shall be exercisable for ten years from the date of grant.

(d) Method of Exercise.

A Stock Option may be exercised, in whole or in part, by giving written notice to the Secretary of the Company stating the number of Shares (which must be a whole number) to be purchased. Payment of the full purchase price for such Shares shall be made by (i) certified or bank cashier’s check or other form of payment acceptable to the Company, (ii) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total exercise price, (iii) surrender of Shares subject to the Stock Option which have a fair market value equal to the total exercise price at the time of exercise, or (iv) a combination of the preceding methods. Upon receipt of payment of the full purchase price for such Shares, and subject to compliance with all other terms and conditions of the Plan and the Stock Option Award Agreement relating to such Stock Option, the Company shall issue, as soon as reasonably practicable after receipt of such payment, such Shares to the person entitled to receive such Shares, or such person’s designated representative. Such Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion.

(e) Transferability of Stock Options.

Except as provided in this paragraph, Stock Options shall not be transferable, and any attempted transfer (other than as provided in this paragraph) shall be null and void. Except for Stock Options transferred as provided in this paragraph, all Stock Options shall be exercisable during a Participant’s lifetime only by the Participant or the Participant’s legal representative. Without limiting the generality of the foregoing, (i) Stock Options may be transferred by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative, and (ii) the Committee may, in its sole discretion and in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any Stock Options by a Participant to such Participant’s parent(s), spouse, domestic or life partner, children, grandchildren, nieces, nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons, and, in the case of such transfer, such Stock Option shall be exercisable only by the transferee or such transferee’s legal representative.

(f) Termination of Option.

Except as otherwise provided herein, if a Participant ceases to be a director of the Company for any reason, then all Stock Options or any unexercised portion of such Stock Options which otherwise are exercisable by such Participant shall terminate unless such Stock Options are exercised within six months after the date such Participant ceases to be a director (but in no event after expiration of the original term of any such Stock Option); provided, that if such Participant ceases to be a director by reason of such Participant’s death, then the six-month period shall instead be a one-year period.

(g) No rights as a Stockholder.

No Participant or the Participant’s transferee shall have any rights of a stockholder in the Company with respect to the Shares covered by a Stock Option unless and until such Shares have been duly issued to him under §6(d) of the Plan.

(h) Option Grant Following 2005 Annual Meeting of Stockholders.

Immediately following the Company’s 2005 annual meeting of stockholders, anticipated to be held on February 28, 2005, each person who is then an Outside Director shall be automatically granted a Stock Option to purchase 2,000 Shares as of the date of such annual meeting.

(i) No Stock Option Repurchases Without Shareholder Approval.

The Committee shall not purchase Stock Options previously issued pursuant to the Plan from Participants for a share price greater than the current fair market value per share unless such purchase is made with the prior approval of the holders of a majority of the shares of Class B Common Stock of the Company.

§7. Restricted Shares.

Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate:

(a) Price.

The purchase price for Restricted Shares shall be any price set by the Committee and may be zero. Payment in full of the purchase price for the Restricted Shares, if any, shall be made by (i) certified or bank cashier’s check or other form of payment acceptable to the Company, (ii) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total purchase price, or (iii) a combination of the preceding methods.

(b) Vesting; No Risk of Forfeiture.

Restricted Shares shall be fully vested on the date granted and shall not be subject to any risk of forfeiture thereafter.

(c) Restrictions on Transfer.

At the time of the Restricted Share Award, the Committee may determine to restrict the Participant’s ability to sell, pledge, encumber, assign, or otherwise transfer the Restricted Shares (the “Transfer Restrictions”) during the period of time determined by the Committee, in its discretion, and set forth in the applicable Restricted Share Award Agreement (the “Restriction Period”). Subject to §9 of the Plan, the Restriction Period may be zero days. Awards of Restricted Shares must be accepted by the Participant within 30 days (or such other period as the Committee may specify at grant) after the grant date by executing the Restricted Share Award Agreement and paying the price, if any, required under §7(a) of the Plan. The prospective Participant shall not have any rights with respect to the grant of Restricted Shares unless and until the prospective Participant has executed the Restricted Share Award Agreement, delivered a fully executed copy thereof to the Secretary of the Company, and otherwise complied with the applicable terms and conditions of the Award.

(d) Stock Issuances.

Upon execution and delivery of the Restricted Share Award Agreement as described above and receipt of payment of the full purchase price, if any, for the Restricted Shares subject to such Restricted Share Award Agreement, the Company shall, as soon as reasonably practicable thereafter, issue the Restricted Shares to the Participant. Restricted Shares may be issued, whenever issued, in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion, and shall bear an appropriate legend with respect to the Transfer Restrictions, if any. On and after the issuance of Restricted Shares to a Participant, such Participant shall have, with respect to such Restricted Shares, all of the rights of a stockholder of the Company, including the right to vote such Restricted Shares and the right to receive any dividends or other distributions with respect to such Restricted Shares, but subject, however, to the Transfer Restrictions, if any, placed on such Restricted Shares pursuant to the Plan and as specified by the Committee in the Restricted Share Award Agreement.

(e) Expiration of Restriction Period.

Upon the expiration of the Restriction Period, if any, unrestricted Shares shall be issued and delivered to the Participant.

§8. Stock Appreciation Rights.

SARs granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate:

(a) Designation of SAR Units; Right to Payment.

SARs granted under the Plan shall be designated in “SAR Units.” Each SAR Unit shall confer upon the Participant the right to receive, upon exercise thereof, the excess of (i) the fair market value of one Share at the time of exercise, as determined under §10 of the Plan, over (ii) the grant price of the SAR Unit. The grant price of a SAR Unit shall be determined by the Committee at the time of grant of the SAR Unit, which grant price shall be the fair market value of one Share at the time the SAR Unit is granted, as determined under §10 of the Plan. The grant price an SAR Unit granted under the Plan shall not be changed or modified after the time such SAR Unit is granted unless such change or modification is made with the prior approval of the holders of a majority of the shares of Class B Common Stock of the Company.

(b) Exercise of SAR Units.

SAR Units shall be fully vested and exercisable on the date granted.

(c) Term.

Subject to §8(f) of the Plan, each SAR Unit shall be exercisable for ten years from the date of grant.

(d) Method of Exercise.

A SAR Unit may be exercised, in whole or in part, by giving written notice to the Secretary of the Company stating the number of SAR Units being exercised. Within 30 days after the Company’s receipt of such notice, the Company shall pay to the Participant or the Participant’s transferee, as the case may be, by Company check an amount of money equal to the cash value of the SAR Units being exercised, determined in accordance with §8(a) of the Plan.

(e) Transferability of SAR Units.

Except as provided in this paragraph, SAR Units shall not be transferable, and any attempted transfer (other than as provided in this paragraph) shall be null and void. Except for SAR Units transferred as provided in this paragraph, all SAR Units shall be exercisable during a Participant’s lifetime only by the Participant or the Participant’s legal representative. Without limiting the generality of the foregoing, (i) SAR Units may be transferred by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative, and (ii) the Committee may, in its sole discretion and in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any SAR Units by a Participant to such Participant’s parent(s), spouse, domestic or life partner, children, grandchildren, nieces, nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons, and, in the case of such transfer, such SAR Unit shall be exercisable only by the transferee or such transferee’s legal representative.

(f) Termination of SARs.

Except as otherwise provided herein, if a Participant ceases to be a director of the Company for any reason, then all SAR Units or any unexercised portion of such SAR Units which otherwise are exercisable by such Participant shall terminate unless such SAR Units are exercised within six months after the date such Participant ceases to be a director (but in no event after expiration of the original term of any such SAR Unit); provided, that if such Participant ceases to be a director by reason of such Participant’s death, then the six-month period shall instead be a one-year period.

(g) No Rights as a Stockholder.

A SAR Unit shall not confer upon the Participant or the Participant’s transferee any rights of a stockholder of the Company. Without limiting the generality of the foregoing, the holder of any SAR Units shall have no right to vote or to receive any dividends or other distributions with respect to such SAR Units.

§9. Section 16 Compliance.

Unless a Participant could otherwise dispose of equity securities, including derivative securities, acquired under the Plan without incurring liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

§10. Determination of Fair Market Value of Shares.

For purposes of the Plan, the fair market value of the Shares shall mean, as of any given date: (a) the last reported sale price on the New York Stock Exchange on the most recent previous trading day (or if there was no trading in the Shares on that day, then on the next preceding trading day on which there was trading in the Shares); (b) the last reported sale price on the Nasdaq National Market System on the most recent previous trading day (or if there was no trading in the Shares on that day, then on the next preceding trading day on which there was trading in the Shares); (c) the mean between the high and low bid and ask prices, as reported by the National Association of Securities Dealers, Inc., on the most recent previous trading day; or (d) the last reported sale price on any other stock exchange on which the Shares are listed on the most recent previous trading day (or if there was no trading in the Shares on that day, then on the next preceding trading day on which there was trading in the Shares), whichever is applicable; provided that if none of the foregoing is applicable, then the fair market value of the Shares shall be the value determined in good faith by the Committee, in its sole discretion.

§11. Withholding Tax.

The Company, at its option, shall have the right to require the Participant or any other person receiving Shares or Restricted Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares or Restricted Shares or, in lieu of such payment, to retain or sell without notice a number of such Shares sufficient to cover the amount required to be so withheld. The Company, at its option, shall have the right to deduct from all payments made with respect to the exercise of SAR Units or dividends paid with respect to Shares or Restricted Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments. The Company, at its option, shall also have the right to require a Participant to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the receipt by the Participant of Shares pursuant to the exercise of a Stock Option, or, in lieu of such payment, to retain, or sell without notice, a number of Shares sufficient to cover the amount required to be so withheld. The obligations of the Company under the Plan shall be conditional on such payment or other arrangements acceptable to the Company.

§12. Securities Law Restrictions.

No right under the Plan shall be exercisable, no Share shall be delivered under the Plan, and no Award shall be made under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company shall not be required to deliver any Shares or other securities under the Plan prior to such registration or other qualification of such Shares or other securities under any state or federal law, rule, or regulation as the Committee shall determine to be necessary or advisable.

The Committee may require each person acquiring Shares under the Plan (a) to represent and warrant and agree with the Company, in writing, that such person is acquiring the Shares without a view to the distribution thereof, and (b) to make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons as the Committee may reasonably request. Any certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon or market in which the Shares are then listed or traded, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

§13. Changes in Capital Structure.

In the event the Company changes its outstanding Shares by reason of stock splits, stock dividends, or any other increase or reduction of the number of outstanding Shares without receiving consideration in the form of money, services, or property deemed appropriate by the Committee, in its discretion, then the aggregate number of Shares reserved for issuance under the Plan, the number and exercise price of Shares subject to outstanding Stock Options, the purchase price for Restricted Shares, the number of Shares granted by a Restricted Share Award, and the number and grant price of outstanding SAR Units shall be proportionately adjusted or substituted, with the objective that the Participant’s proportionate interest in the Company shall reflect equitably the effects of such changes as applicable to the unexercised portion of any then-outstanding Awards, all as determined by the Committee in its sole discretion.

In the event of any other recapitalization, corporate separation or division, or any merger, consolidation, or other reorganization of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to accurately reflect the number and kind of shares deliverable, and the exercise prices payable, upon subsequent exercise of any then-outstanding Awards, as determined by the Committee in its sole discretion.

The Committee’s determination of the adjustments appropriate to be made under this §13 shall be conclusive upon all Participants under the Plan.

§14. Acceleration of Rights.

The Committee shall have the authority, in its discretion, to accelerate the time at which any Award shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant of the Award.

§15. Interpretation, Amendment, or Termination of the Plan.

The interpretation by the Committee of any provision of the Plan or of any Award Agreement executed pursuant to the grant of an Award under the Plan shall be final and conclusive upon all

Participants or transferees under the Plan. The Board, without further action on the part of the stockholders of the Company, may from time to time alter, amend, or suspend the Plan or may at any time terminate the Plan, provided that: (a) no such action shall be take that would impair the rights of a Participant or transferee under any Award theretofore granted, without the Participant’s or transferee’s consent, except for amendments made to cause the Plan to comply with applicable law, applicable stock exchange rules or accounting rules; and (b) except for the adjustments provided for in §13 of the Plan, no amendment may be made by Board action without stockholder approval if the amendment would require stockholder approval under applicable law or applicable stock exchange rules.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively; provided, no such amendment shall impair the rights of an optionee, Participant or transferee under any Award theretofore granted, without the Participant’s or transferee’s consent, except for amendments made to cause the Plan to comply with applicable law, stock exchange rules or accounting rules.

§16. Unfunded Status of the Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made by the Company to a Participant or transferee nothing contained herein shall give any such Participant or transferee any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

§17. Protection of Board and Committee.

No member of the Board of Directors or the Committee shall have any liability for any determination or other action made or taken in good faith with respect to the Plan or any Award granted under the Plan.

§18. Government Regulations.

Notwithstanding any provision of the Plan or any Award Agreement executed pursuant to the Plan, the Company’s obligations under the Plan and such Award Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory agencies, including without limitation, any stock exchange or market on which the Company’s Shares may then be listed or traded.

§19. Governing Law.

The Plan shall be construed under and governed by the laws of the State of Delaware.

§20. Genders and Numbers.

When permitted by the context, each pronoun used in the Plan shall include the same pronoun in other genders and numbers.

§21. Captions.

The captions of the various sections of the Plan are not part of the context of the Plan, but are only labels to assist in locating those sections, and shall be ignored in construing the Plan.

§22. Effective Date.

The Plan shall be effective upon approval by the stockholders of the Company (the “Effective Date”). The Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2005 annual meeting of stockholders, anticipated to be held on February 28, 2005.

§23. Term of Plan.

No Awards shall be granted pursuant to the Plan unless and until approval of the Plan by the stockholders of the Company. No Awards shall be granted pursuant to the Plan on or after the ~~10th~~ 20th anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may extend beyond that date.

§24. Savings Clause.

In case any one or more of the provisions of this Plan or any Award shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan or such Award, as applicable, to be construed so as to foster the intent of this Plan.

The Committee may modify the terms of any Award under the Plan granted to a Participant who, at the time of grant or during the term of the Award, is resident or employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order to accommodate differences in local law, regulation, tax policy or custom, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, will be comparable to the value of such Award to a Participant who is resident or employed in the United States. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval of stockholders of the Company.

§25. Miscellaneous Provisions.

No person shall have any claim or right to be granted an Award under this Plan and the grant of an Award shall not confer upon any Participant any right to be retained as a director of the Company, nor shall it interfere in any way with the right of the Company to terminate the service as a director of any of the Plan’s Participants at any time.

The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts or benefits payable in the event of the Participant’s death are to be paid.

§26. Indemnification.

No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan. Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under or in connection with this Plan or any Award granted under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her, except a judgment based upon a finding of bad faith, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s Certificate of Incorporation or By-Laws, contained in any indemnification agreements, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

§27. Ratification of 2015 Awards.

The awards made to outside directors on March 3, 2015 following the 2015 annual meeting of stockholders are ratified and approved.

GREIF, INC. 425 WINTER ROAD DELAWARE, OH 43015

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GREIF, INC.

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Except

nominee(s), mark “For All Except” and write the

The Board of Directors recommends you vote

number(s) of the nominee(s) on the line below.

FOR the following:

Proposal 1. THE ELECTION OF ALL DIRECTOR NOMINEES

LISTED BELOW

(except as marked to the contrary to the right)

01) Vicki L. Avril

06) Daniel J. Gunsett

02) Bruce A. Edwards

07) Judith D. Hook

03) Mark A. Emkes

08) John W. McNamara

04)

John F. Finn

09) Patrick J. Norton

05) Michael J. Gasser

10) Peter G. Watson

For Against Abstain

Proposal 2. PROPOSAL TO AMEND CERTAIN MATERIAL TERMS OF THE 2005 OUTSIDE DIRECTORS EQUITY PLAN

NOTE: In addition, the named proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Please date and sign this proxy exactly as your name appears hereon; joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

GREIF, INC.

Electronic Delivery of Proxy Materials

ELECTRONIC MAILINGS WILL LOWER THE COMPANY’S COSTS AND SHOULD BE MORE CONVENIENT FOR YOU.

Greif is pleased to offer our Registered Stockholders the convenience of viewing Proxy Statements, Annual Reports to Stockholders and related materials on-line. With your consent, we can stop sending paper copies of these documents beginning next year and until you notify us otherwise.

To participate, please follow the directions on the right. You will receive notification by e-mail when the materials are available for review.

It’s Easy—Please Follow These 5 Steps:

1 Log onto the Internet at www.greif.com

2 Go to Investor Relations, then Open Enrollment in the middle of the screen

3 Enter your Social Security or Tax I.D. Number

4 Enter your e-mail address

5 Enter a PIN number of your choice

Investor Relations/Proxy E-Delivery

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on March 1, 2016. The Proxy Statement and Annual Report are available at www.proxyvote.com.

M98685-Z66912

GREIF, INC. CLASS B PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS CALLED FOR MARCH 1, 2016 This Proxy is Solicited on Behalf of Board of Directors

The undersigned, being the record holder of Class B Common Stock and having received the Notice of Annual Meeting of Stockholders and the Proxy Statement related thereto dated January 15, 2016, hereby appoints Michael J. Gasser, Peter G. Watson, Vicki L. Avril, Bruce A. Edwards, Mark A. Emkes, John F. Finn, Daniel J. Gunsett, Judith D. Hook, John W. McNamara, and Patrick J. Norton, and each or any of them as proxies, with full power of substitution, to represent the undersigned and to vote all shares of Class B Common Stock of Greif, Inc. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 425 Winter Road, Delaware, Ohio 43015, at 10:00 A.M., Eastern Time, on March 1, 2016, and at any adjournment thereof, as indicated on the reverse side.

The Shares represented by this proxy will be voted upon the proposal listed on the reverse side in accordance with the instructions given by the undersigned, but if this proxy is signed and returned and no instructions are given, this proxy will be voted to elect all of the nominees for directors as set forth in Proposal 1 on the reverse side, and in the discretion of the proxies on any other matter which properly comes before the Annual Meeting of Stockholders.

PLEASE SEE REVERSE SIDE